UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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BAKER HUGHES COMPANY
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Baker Hughes

Baker Hughes

Energy Forward

2022 Notice of Annual Meeting of Shareholders and Proxy Statement

Letter to our shareholders

Lorenzo Simonelli Chairman, President, and CEO
On behalf of the Board of Directors and the leadership of Baker Hughes Company, I want to thank you for your investment. It is my privilege to serve as Chairman, President, and Chief Executive Officer, and I appreciate the responsibility and trust placed in me to help shape this great Company for continued success in the future.

2021 was a year of action, focus, and collaboration for Baker Hughes as we accelerated our strategy and execution. Like many companies, we continued to navigate the effects of the COVID-19 pandemic and broader supply chain challenges. At the same time, we delivered improved performance, stronger returns, and more efficient operations. Some examples of our strategy in action include:

•Continuing to drive digital transformation through remote operations with customers in multiple regions, including deploying the largest remote operations solution in Baker Hughes’ history across Aramco’s entire drilling operation encompassing more than 200 sites.

•Strengthening our industrial asset management capabilities with the acquisitions of ARMS Reliability, and investment in Augury, an industrial machine health provider.

•Realizing the first wave of commercial success from our energy transition efforts, generating approximately $250 million in new energy orders, and establishing new investments and collaborations in the strategic growth areas of hydrogen, Carbon Capture, Usage and Storage ("CCUS"), and clean, integrated power.

The push for a net-zero world continues to intensify. We provide proven technologies to help our customers as they progress towards their own net-zero objectives. To further support our energy transition strategy, we began to align the Company across two broad business areas: Oilfield Services and Equipment ("OFSE") and Industrial Energy Technology ("IET"). These two business areas have differing growth trajectories that will require their own unique approach to operations. We believe that focusing on these two business areas will better position the Company by enhancing our flexibility, improving commercial and operational execution, and providing long-term optionality.

Guided by our purpose, we are accelerating our strategy to fully capitalize on the opportunities that lie ahead, drive increased shareholder value, and build a world-class energy technology company. We will support this path through clear execution, a strong ethics and compliance culture, fostering a diverse and inclusive workforce, and continuously improving our Health, Safety, and Environmental performance. We ask for your voting support for the items described in this proxy statement so we can continue this important work.

We are fortunate to be guided by a forward-thinking and engaged Board of Directors. Since our last shareholders meeting, we have welcomed Michael R. Dumais to the board. On behalf of Baker Hughes, I extend my most sincere thanks to Clarence P. Cazalot, Jr., who is stepping down from the board after more than 20 years of valuable service to Baker Hughes Incorporated and Baker Hughes Company.

I want to thank our customers, employees, and shareholders for their support. Our results and the actions we are taking position us for continued growth in 2022 and beyond, as we help to build a more prosperous and sustainable world. I look forward to another year of taking energy forward.

i

Notice of 2022 Annual Meeting
of Shareholders

When: May 17, 2022 9:00 a.m. CDT *	Virtual Meeting Access: To attend, register by May 11, 2022 at 5:00 p.m. EDT at www.proxydocs.com/bakerhughes	How to vote in advance

Even if you plan to attend the meeting via live webcast, we urge you to vote in advance using one of these voting methods:
Agenda
Registered holders 1-855-658-0965 Beneficial holders Follow instructions provided by your broker, bank, or other nominee
Proposal 1	The election of directors

Proposal 2	An advisory vote related to the Company’s executive compensation program

Proposal 3	The ratification of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2022	Registered holders www.proxypush.com/bakerhughes Beneficial holders Follow instructions provided by your broker, bank, or other nominee
Such other business as may properly come before the meeting and any reconvened meeting after an adjournment thereof

Record date		Mail your signed proxy card or voting instruction to the address listed on the envelope
The Board of Directors of Baker Hughes Company (the “Company,” “Baker Hughes,” “we,” “us” or “our”) has fixed March 21, 2022 as the record date for determining the shareholders of the Company entitled to notice of, and to vote at the meeting and any reconvened meeting after an adjournment thereof, and only holders of Class A Common Stock and Class B Common Stock of the Company (collectively, the "Common Stock") of record at the close of business on that date will be entitled to notice of, and to vote at the meeting and any reconvened meeting after an adjournment.
Proxy voting
You are invited to attend the meeting via live webcast. Whether or not you plan to attend the live webcast, we urge you to promptly vote your shares by telephone, by the Internet, or if this proxy statement (“Proxy Statement”) was mailed to you, by completing, signing, dating, and returning it as soon as possible in the enclosed postage prepaid envelope in order that your vote may be cast at the Annual Meeting of the Shareholders (the “Annual Meeting”). You may revoke your proxy any time prior to its exercise, and you may vote at the live webcast, even if you have previously returned your proxy.
By order of the Board of Directors,
Lee Whitley
Vice President and Corporate Secretary
Houston, Texas, April 1, 2022

Who can vote:
Holders of Baker Hughes Class A Common Stock and Class B Common Stock at the close of business on March 21, 2022

Virtual Meeting Access:
To attend, register by May 11, 2022 at 5:00 p.m. EDT at www.proxydocs.com/bakerhughes
Date of mailing
A Notice of Internet Availability of Proxy Materials will be mailed on or about April 7, 2022

Important notice regarding the availability of proxy materials for the Annual Meeting of Shareholders to be held on May 17, 2022
Baker Hughes 2022 Proxy Statement and 2021 Annual Report are available on the Internet:
Registered holders
www.proxydocs.com/bakerhughes
Beneficial holders
Follow instructions provided by your broker, bank, or other nominee

* It is possible that an adjournment or postponement may be necessary due to a national emergency that makes us unable to hold the meeting on the date as planned.
ii

iii

Proxy statement summary
This Proxy Statement summary highlights information contained elsewhere in this Proxy Statement, which is first being made available to shareholders on or about April 7, 2022. This summary does not contain all of the information you should consider, and you should read the entire Proxy Statement carefully before voting.
2022 Annual Meeting information

When: Tuesday, May 17, 2022 9:00 a.m. CDT	Virtual Meeting Access: To attend, register by May 11, 2022 by 5:00 p.m. EDT at www.proxydocs.com/bakerhughes

Virtual Meeting

Due to continued concerns around the spread of COVID-19, and after careful consideration, the Board has determined that the 2022 Annual Meeting will be a completely virtual meeting. The Annual Meeting will be conducted only via live webcast. You will have the same rights and opportunities to participate as you would have at a physical meeting. You may attend the meeting, vote your shares, and submit questions electronically during the live webcast by visiting www.proxydocs.com/bakerhughes.
To participate in the Annual Meeting, you will need to register prior to the deadline of 5:00 p.m. EDT on May 11, 2022. Upon completing your registration, you will receive further instructions via email one hour prior to the start of the Annual Meeting, including your unique link that will allow you access to the Annual Meeting. You will have the ability to submit questions during the registration process and fifteen minutes prior to and during the Annual Meeting. We look forward to answering your questions during the meeting. All questions must comply with the rules of conduct, which will be posted on the virtual meeting website.
Technical assistance will be available one hour prior to and during the Annual Meeting. Information related to technical assistance will be provided in the email with the sign-in instructions.

Matters to be voted upon				How to vote in advance

No.	Proposal	Board Recommendation	Page Reference (For More Detail)	Even if you plan to attend the meeting via live webcast, we urge you to vote in advance using one of these voting methods

1	The election of directors	FOR each nominee	6	Registered holders 1-855-658-0965 Beneficial holders Follow instructions provided by your broker, bank, or other nominee

2	An advisory vote related to the Company’s executive compensation program	FOR	52	Registered holders www.proxypush.com/bakerhughes Beneficial holders Follow instructions provided by your broker, bank, or other nominee

3	The ratification of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2022	FOR	55	Mail your signed proxy card or voting instructions to the address listed on the envelope
Such other business as may properly come before the meeting and any reconvened meeting after an adjournment thereof.
* It is possible that an adjournment or postponement may be necessary due to a national emergency that makes us unable to hold the meeting on the date as planned.

Important notice regarding the availability of proxy materials for the Annual Meeting of Shareholders to be held on May 17, 2022
Baker Hughes' 2022 Proxy Statement and 2021 Annual Report are available for registered holders at www.proxydocs.com/bakerhughes and beneficial holders should follow the instructions provided by their broker, bank, or other nominee.

1

Proxy Statement Summary

Changes from Prior Year

We continually review our approach to sustainability, corporate governance, human capital management, and executive compensation to ensure that we are in a position to consistently deliver on our strategy and the long-term interests of our shareholders.

•	Appointed Michael Dumais to our Board on January 1, 2022. Mr. Dumais brings extensive leadership experience in strategic development and implementation as well as technology transformations	•	Included our 2020 EE0-1 Report on our website
		•	Enhanced disclosure on the board's role in risk oversight
		•	Board diversity matrix included
•	Continued our commitment to diversity, equity, and inclusion by requiring diverse candidates in our director recruitment pool	•	Realigned long-term incentive plans to include free cash flow

2021 operational highlights
Baker Hughes is committed to creating an energy technology company that will evolve with and help enable the energy transition. We were pleased with our 2021 performance and took several important steps to accelerate our strategy and help position the Company for the future. Overall, 2021 proved to be successful on many fronts for Baker Hughes, with key commercial successes and developments in the LNG and new energy markets, as well as record cash flow from operations and free cash flow, and peer-leading capital allocation.

Operational Performance	$20.5B	$21.7B	$1.8B
	in revenue	in orders	free cash flow*

Financial Returns	$2.0B	~$1.2B	~$1.0B
	share repurchase authorization announced	returned to shareholders through dividends and buybacks	proceeds from portfolio rationalization in ~4 years

ESG Performance	15%	204	New energy collaborations in the areas of hydrogen, CCUS, and clean, integrated power
	reduction in Scope 1 & 2 GHG emissions**	Perfect HSE Days ***

______________________
*     Free cash flow is a non-GAAP measure. A reconciliation of GAAP to non-GAAP measures is included in the Proxy Statement in Annex A
** 2020 actual compared to 2019 base year
*** A Perfect HSE Day is a day without injury, vehicle accidents, or harm to the environment

Purpose: We take energy forward - making it safer, cleaner, and more efficient for people and the planet.
Guided by our purpose, and mindful of our shareholders, customers, communities, and others whose trust we value, we take responsibility for the energy we bring. Our commitment to people, planet, and principles is embedded at every level within the Company, and oversight rests with the Board of Directors.
We view sustainability as a key part of our business strategy. We believe that operating Baker Hughes responsibly and providing products and services that help our customers achieve their sustainability goals affords us opportunities to grow our business; increase customer collaboration; attract, retain, and motivate employees; and differentiate us from our competitors.

2	2022 Proxy Statement

Proxy Statement Summary
We have a solid strategy to guide us, which is focused on improving our core competitiveness and delivering higher productivity solutions today, while positioning for the future. In order to drive our strategy forward, we developed a three-pronged approach to guide our execution, which consists of transforming our core, investing for growth, and positioning for new frontiers in the energy space.

TRANSFORM OUR CORE Transforming businesses to improve margin and cash	•	continued to execute our cost-out and supply chain improvement programs
	•	completed our largest ever deployment of remote operations digital technology
	•	strengthened remote capabilities ranging from drilling operations to turbomachinery string tests

INVEST FOR GROWTH Driving organic and inorganic growth in high potential segments	•	introduced next-generation of onshore composite flexible pipe
	•	expanded our presence in adjacent industrial markets
	•	bolstered our asset performance management by acquiring ARMS Reliability and making a strategic investment in Augury

POSITION FOR NEW FRONTIERS Strategic bets to drive decarbonization of energy and industry	•	strengthened our position in carbon capture and storage
	•	established a strategic collaboration with Air Products to accelerate the adoption of clean hydrogen
	•	created the Climate Technology Solutions and Industrial Asset Management groups
Our responsibility
We organize our efforts into the areas of people, planet, and principles, and we work hard to make measurable progress each year. We strive to improve the transparency of our reporting and challenge ourselves to perform at the level of the most responsible companies in the world, not just in our own industry.

People
At Baker Hughes, our people are central contributors to our purpose of taking energy forward. As an energy technology company with operations around the world, we believe that a diverse workforce is critical to our success, and we aim to attract the best and most diverse talent to support the energy transition. We strive to be an inclusive and safe workplace, with opportunities for our employees to grow and develop in their careers, supported by learning and development opportunities, competitive compensation, benefits and health and wellness programs, and programs that build connections between our employees and their communities.
Diversity, Equity, and Inclusion ("DEI"): We believe unique ideas and perspectives fuel innovation and our differences make us stronger. We value difference in gender, race, ethnicity, age, gender identity, sexual orientation, ability, cultural background, religion, veteran status, experience, and thought across the globe. We celebrate the diversity and uniqueness of each employee and believe that everyone has the right to be treated with fairness, dignity, and respect. In addition, we continue to focus on the hiring, retention and advancement of our global talent.
Our 2020 EEO-1 consolidated report can be found on our website at www.bakerhughes.com. Information contained on or connected to our website is not incorporated by reference into this Proxy Statement and should not be considered part of this Proxy Statement or any filing we make with the Securities and Exchange Commission ("SEC").
Talent Acquisition: We have enacted a number of initiatives to support our global goal of increasing the number of diverse employees. We have conducted training on unconscious bias and launched pilot projects on blind resumes and debiasing job descriptions, interview templates, and assessments as well as expanded our talent acquisition focus to include executive search services.
Inclusive Culture: We have several programs and initiatives that cultivate a culture and environment where everyone feels they belong and can thrive and contribute. Employees participate in Employee Resource Groups ("ERGs"), which elevate the conversation and awareness around DEI issues. All employees are welcome to join an ERG either as members of represented communities or as allies. Our DEI education framework provides goals aimed to provide our workforce with tools, resources, and learning opportunities focused on raising awareness, fostering inclusive behaviors, and building cultural competence. We also continue to assess and provide programs and policies that support our employees, including flexible work arrangements.
Charitable Work: Baker Hughes seeks to make a positive impact in the communities where we operate around the world through shareholder engagement, community service, and charitable contributions. Consistent with our purpose and values, we work to advance environmental quality, educational opportunities, and health and wellness. We benefit our communities through financial contributions, in-kind donations of goods and services, and volunteer projects. The Baker Hughes Foundation makes strategic philanthropic contributions,

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Proxy Statement Summary
matches Baker Hughes employee charitable contributions, and awards volunteer recognition grants for outstanding employee community service.
Planet
Getting to Net-Zero: It is a priority for us to innovate and to offer lower carbon products and services, improve our operational efficiency, and reduce our emissions. We are actively engaged in helping our customers meet their carbon and methane emissions reduction goals. We advocate for policies and technology that we believe will advance the energy transition such as CCUS, hydrogen, carbon pricing, and methane emissions reduction.
In 2019, we announced our commitment to reduce our carbon equivalent emissions 50% by 2030 and achieve carbon equivalent net-zero emissions by 2050. This goal encompasses emissions from our direct operations ("Scope 1 and 2 emissions") in alignment with the Paris Accord and the specific recommendations of the United Nations ("UN") Intergovernmental Panel on Climate Change’s Special Report on Global Warming of 1.5oC. In 2020, we reset our carbon emissions reduction base year for this goal from 2012 to 2019 to account for corporate changes, new acquisitions, divestitures, and to reflect changes in methodology in accordance with the Greenhouse Gas ("GHG") Protocol.
Our net-zero roadmap is based on nine key building blocks necessary to achieve net-zero Scope 1 and 2 carbon emissions by 2050. This includes defining and operationalizing our efforts for the enterprise transformation, implementing a comprehensive sustainable supply-chain framework, and continuing to innovate and advance our research and development of low-carbon technology.
Our reporting frameworks align with the standards most frequently referenced by our stakeholders, including the Task Force on Climate-related Financial Disclosure ("TCFD") standards, the GHG Protocol, the Sustainability Accounting Standards Board ("SASB") Oil & Gas Services Industry Standard, Extractives and Mineral Processing Sector, as well as other relevant sector standards.
Principles
Protecting people and the environment: At Baker Hughes, the health and safety of our employees is a top priority. This commitment is at the core of our culture, and we are committed to doing the right thing, always, to protect our employees, customers, the communities where we live and work, and the environment. We take a risk-based approach with proactive and preventive programs to deliver safe, secure, and sustainable operations. We have established a stringent set of standards which meet or exceed global regulatory requirements.
Culture of Compliance: Ensuring integrity and compliance is a foundational element of our culture and a business priority. We set high expectations outlined in our Code of Conduct which are reinforced through our leadership. Our best-in-class global ethics and compliance program is designed to prevent, detect, and appropriately respond in a timely fashion to any potential violations of law, our Code of Conduct, and other Company policies and procedures.
Privacy and Cybersecurity: We take cybersecurity and data privacy very seriously, and we are committed to individuals' rights to data protection and privacy. We protect our digital systems and data through a comprehensive cybersecurity management program, and we operate a comprehensive Cyber Fusion Center to coordinate resources, reduce incident response time, and shift toward a proactive cyber-defense model. We leverage the National Institute of Standards and Technology security framework to drive strategic direction and maturity improvement and engage third party security experts for risk assessments and program enhancements. Our Global Data Privacy Program is designed to ensure that personal data will be protected and handled in accordance with applicable law and applicable contractual obligations.
Sustainable Supply Chains: We are part of a broad global supply chain, and we source materials from many countries around the world. In addition to managing our own corporate responsibility performance, we also have a desire to ensure that the suppliers we work with adhere to high standards. As a major equipment manufacturer and service provider, we have some influence, along with our peer companies, to help raise the standards of our whole industry. Our Supplier Integrity Guide governs all aspects of our relationships with suppliers, contractors, consortium partners, and consultants. Our Supplier Social Responsibility Program is intended to set standards and monitor compliance with high standards of HSE performance, ethics, compliance, and respect for human rights.
Additional information on our People, Planet and Principles can be found in our Corporate Responsibility Report located on our website. Information contained on or connected to our website is not incorporated by reference into this Proxy Statement and should not be considered part of this Proxy Statement or any filing we make with the SEC.
Director nominee highlights
The nine director nominees, if elected, will serve a one-year term expiring at the 2023 Annual Meeting. Our priority is to bring together areas of expertise for the benefit of the Company and long-term shareholder value. We strive to maintain a Board that reflects diversity, varied knowledge and experiences, and relevant skills and personal qualities. Our candidates possess leadership skills, global business experience, and expertise in finance and the energy industry. More information about our director nominees may be found under “Proposal No. 1 - Election of Directors.”

4	2022 Proxy Statement

Proxy Statement Summary

			Committee Memberships
Name, Primary Occupation	Age	Director Since	AC	HCC	GCR	CNF (2)	Independent
W. Geoffrey Beattie * (1) Chief Executive Officer Generation Capital	62	2017	●		●		Yes
Gregory D. Brenneman Executive Chairman CCMP Capital Advisors, LLC	60	2017		¤	●	●	Yes
Cynthia B. Carroll Former Chief Executive Officer Anglo American plc	65	2020	●	●			Yes
Nelda J. Connors Chief Executive Officer Pine Grove Holdings, LLC	56	2020	●	●			Yes
Michael R. Dumais Former Executive Vice President & Chief Transformation Officer Raytheon Technologies	55	2022	●		●		Yes
Gregory L. Ebel Chairman, Enbridge	57	2019	¤		●		Yes
Lynn L. Elsenhans (2) Former Executive Chairman, President and CEO Sunoco, Inc.	65	2017	●		¤	●	Yes
John G. Rice Former Chairman GE Gas Power	65	2017	N/A	N/A	N/A	N/A	No
Lorenzo Simonelli Chairman, President and CEO Baker Hughes Company	48	2017	N/A	N/A	N/A	N/A	No

●	Member	¤	Chair	*	Lead Director

AC Audit Committee	HCC Human Capital and Compensation Committee	GCR Governance & Corporate Responsibility Committee
CNF Conflicts Committee (a sub-committee of the GCR)

(1) Effective May 17, 2022, Geoff Beattie will no longer be a member of the Audit Committee and will become a member of the Human Capital and Compensation Committee.
(2) Clarence Cazalot is the Chair of the Conflicts Committee. Lynn Elsenhans will become the Chair of the Conflicts Committee effective May 17, 2022.
Compensation highlights
Our executive compensation program is designed to attract, motivate, and retain our executives, including our named executive officers (each a “NEO”), who are critical to our long-term success. The program is designed to align with three core principles:

Align executive and shareholder interests	Provide a significant portion of total compensation that is performance-based and at risk	Attract and retain talented executives
Our executive compensation program emphasizes performance-based compensation tied to increases in Baker Hughes' stock price and drives strategic imperatives. Approximately 89% of Mr. Simonelli’s target total compensation is performance-based and at risk, while the other NEOs have an average of 81% performance-based and at risk compensation.
Key compensation decisions in 2021
The Company continued to reinforce market-aligned and pay for performance elements of its compensation programs.

2021 Compensation decisions

No uniform salary adjustments for executive officers; selective market-driven base salary changes	Approved payouts of 2021 annual bonuses at 119% of target, and 2019 Performance Share Units at 122% of target based on absolute and relative financial and strategic performance	Awarded annual long-term incentive grants with 60% performance share unit weighting for the CEO and 50% for the other NEOs and an emphasis on outperforming the market

5

Proposal 1 Election of directors
The Board of Directors recommends that you vote FOR each nominee.
In analyzing director nominations, the Governance & Corporate Responsibility Committee strives to recommend candidates for director positions who will create a collective membership on the Board with varied experience and perspective and maintains a Board that reflects diversity, including but not limited to gender, ethnicity, background, and experience. Candidates should also demonstrate leadership, comprehend the role of a public company director, and exemplify relevant expertise, experience, and a substantive understanding of domestic and international considerations and geopolitics. The Governance & Corporate Responsibility Committee also looks for candidates who will help progress Baker Hughes' strategy as an energy technology company and as a leader through the energy transition.
When analyzing whether directors and nominees have the experience, qualifications, attributes and skills to enable the Board of Directors to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the Governance & Corporate Responsibility Committee and the Board of Directors focus on the information summarized in each of the Directors’ individual biographies set forth in this Proxy Statement as well as the director skills matrix.
All directors who are elected at the Annual Meeting will serve for a one-year term expiring at the Annual Meeting expected to be held in May 2023; until his or her successor is elected and qualified; or until his or her earlier death, retirement, resignation, or removal. The proxy holders will vote FOR the nine persons listed below under “Company Nominees for Director,” unless contrary instructions are given.
If you sign your proxy card but do not give instructions with respect to the voting of directors, your shares will be voted FOR the nine persons recommended by the Board of Directors. If you wish to give specific instructions with respect to the voting of directors, you must do so with respect to each individual nominee.
Board highlights
Our director nominees exhibit an effective mix of skills, experience, diversity, and perspective.

Gender diversity	Racial/ethnic diversity	Independence
33% 3 females (1 of whom chairs a standing committee)	11% 1 racial/ethnic minority	7of 9 are independent

Environmental and safety	Board refreshment	Industry and operational experience

5 of 9 directors have environmental and safety, risk and regulatory experience	4 new directors added since 2019	78% have industry and operational experience

Average age of director nominees
40s		59

50s

60s		years of age

6	2022 Proxy Statement

Proposal 1 Election of Directors
Board nominees for director
The following table sets forth each nominee director’s name, principal occupation and prior work experience, age, and year in which the nominee first became a director of the Company. Each nominee director has agreed to serve if elected.
Director nominees

W. Geoffrey Beattie Age: 62 | Ethnicity: Caucasian/White | Director since: 2017

Committees:	•	Audit (Member)
	•	Governance & Corporate Responsibility (Member)

Biography:
Geoff Beattie has been the Chief Executive Officer of Generation Capital, a private investment company based in Toronto, Canada, since September 2013. He previously served as Chief Executive Officer of the Woodbridge Company Limited, a privately held investment company, and the majority shareholder of Thomson Reuters from March 1998 to December 2012, where he also served as Deputy Chairman from May 2000 to May 2013. Mr. Beattie currently serves as the Chairman of Relay Ventures, a Canadian venture capital firm.

Other Public Company Board Memberships in the Past Five Years:
		•	Maple Leaf Foods (2009 – present)
		•	Fiera Capital Corporation (2018 – present)
		•	General Electric Company (2009 – 2019)
		•	Acasta Enterprises Inc. (2015 – 2018)

Skills & Qualifications: Mr. Beattie has extensive leadership experience, investor experience and broad financial expertise, including in the area of risk management.

Gregory D. Brenneman Age: 60 | Ethnicity: Caucasian/White | Director since: 2017

Committees:	•	Conflicts (Member)
	•	Human Capital and Compensation (Chair)
	•	Governance & Corporate Responsibility (Member)

Biography:
Greg Brenneman has been the Executive Chairman of CCMP Capital Advisors, LLC, a private equity firm, since 2016, and Chairman and Chief Executive Officer of TurnWorks, Inc., a private equity firm, since 1994. Mr. Brenneman previously held several executive and leadership positions at CCMP Capital Advisors, including Chief Executive Officer from 2015 to 2016 and Chairman from 2008 to 2016.

Other Public Company Board Memberships in the Past Five Years:
• Hayward Holdings, Inc. (2021 – present)
• The Home Depot, Inc. (2000 – present)
• Ecovyst Inc. (2014 – present)

Skills & Qualifications:
Mr. Brenneman has extensive leadership and financial experience in public companies, including his service as a former chief executive officer and director of other public companies.

7

Proposal 1 Election of Directors

Cynthia B. Carroll Age: 65 | Ethnicity: Caucasian/White | Director since: 2020

Committees:	•	Audit (Member)
	•	Human Capital and Compensation (Member)

Biography:
Cynthia Carroll was the Chief Executive Officer of Anglo American plc from 2007 to 2013. Ms. Carroll worked for Alcan Aluminum Corporation from 1989 to 2006, serving as the Chief Executive Officer for Primary Metal Group, Alcan's core business from 2002 to 2006 and President of the Bauxite, Alumina and Specialty Chemicals division from 1998 to 2001. She served in other various management and leadership positions from 1989 to 2001. She started her career in 1982 as a geologist working for Amoco Production Company.

Other Public Company Board Memberships in the Past Five Years:
		•	Glencore (2021 – present)
		•	Pembina Pipeline Corporation (2020 – present)
		•	Hitachi, Ltd. (2013 – present)
		•	Century Aluminum Company (2020 – 2021)

Skills & Qualifications: Ms. Carroll has leadership experience through her role as a former chief executive officer of a global mining company and her service as a director on public company boards.

Nelda J. Connors Age: 56 | Ethnicity: Black/African American | Director since: 2020

Committees:	•	Audit (Member)
	•	Human Capital and Compensation (Member)

Biography:
Nelda Connors is the Chief Executive Officer of Pine Grove Holdings, LLC, a privately held investment company she founded in 2011. From 2008 through 2011, she served as President and Chief Executive Officer of Atkore International Inc., a publicly traded company that was a division of Tyco International. Prior to joining Tyco, she served as Vice President at Eaton Corporation where she held several positions in operations and general management. Prior to joining Eaton, Ms. Connors was employed in a number of executive and management capacities in the automotive industry.

Other Public Company Board Memberships in the Past Five Years:
		•	Zebra Technologies (February 2022 – present)
		•	BorgWarner (2020 – present)
		•	Boston Scientific (2009 – present)
		•	Enersys (2017 – 2021)
		•	Delphi Technologies (2017 – 2020)
		•	CNH Industrial (April 2020 – 2020)
		•	Echo Global Logistics (2013 – 2020)

Skills & Qualifications:
Ms. Connors has leadership experience through her role as a founder and chief executive officer of an independent investment firm, as well as her experience in executive and management roles at several global industrial companies and her service on other public company boards.

8	2022 Proxy Statement

Proposal 1 Election of Directors

Michael R. Dumais Age: 55 | Ethnicity: Caucasian/White | Director since: 2022

Committees:	•	Audit (Member)
	•	Governance & Corporate Responsibility (Member)

Biography:
Michael Dumais serves as a consultant for Raytheon Technologies. He was the Executive Vice President & Chief Transformation Officer at Raytheon Technologies from January 2021 through March 2022. From April 2020 through January 2021, he served as Executive Vice President Strategy & Corporate Development at Raytheon Technologies. Mr. Dumais was Executive Vice President of Operations & Strategy at United Technologies from February 2017 through April 2020 prior to the United Technologies merger with Raytheon Technologies in 2020. From 2015 through 2017, he served as the Senior Vice President, Strategy at United Technologies. Mr. Dumais was recommended as a director nominee by a third party search firm.

Other Public Company Board Memberships in the Past Five Years:
None

Skills & Qualifications: Mr. Dumais has extensive leadership skills at a multinational company related to strategy development and implementation as well as technology transformations.

Gregory L. Ebel Age: 57 | Ethnicity: Mixed | Director since: 2019

Committees:	•	Audit (Chair)
	•	Governance & Corporate Responsibility (Member)

Biography:
Greg Ebel served as Chairman and CEO of Spectra Energy Corporation from January 2009 to February 2017. He was the Group Executive and Chief Financial Officer of Spectra Energy Corporation from January 2007 to January 2009, and was the President of Union Gas Limited from January 2005 until January 2007. Mr. Ebel served as the Vice President, Investor & Shareholder Relations of Duke Energy Corporation from November 2002 until January 2005.

Other Public Company Board Memberships in the Past Five Years:
• Enbridge, Inc. (2017 – present)
• The Mosaic Company (2012 – present)

Skills & Qualifications:
Mr. Ebel has leadership experience through his roles as a chairman of a board and former president and chief executive officer of a publicly traded energy company. He also has cybersecurity experience and completed the Carnegie Mellon University CERT Certificate in Cybersecurity Oversight in 2022.

9

Proposal 1 Election of Directors

Lynn L. Elsenhans Age: 65 | Ethnicity: Caucasian/White | Director since: 2017

Committees:	•	Audit (Member)
	•	Conflicts (Member)
	•	Governance & Corporate Responsibility (Chair)

Biography:
Lynn Elsenhans was the Executive Chairman of Sunoco, Inc. from January 2009 until May 2012, and Chief Executive Officer and President from August 2008 until March 2012. She also served as Chairman of Sunoco Logistics Partners L.P. from October 2008 until May 2012, and Chief Executive Officer from July 2010 until March 2012. Ms. Elsenhans worked at Royal Dutch Shell for more than 28 years, where she held a number of senior roles, including Executive Vice President, Global Manufacturing from 2005 to 2008.

Other Public Company Board Memberships in the Past Five Years:
• Saudi Aramco (2018 – present)
• GlaxoSmithKline (2012 – present)

Skills & Qualifications:
Ms. Elsenhans has extensive leadership experience through her positions as a former chair and chief executive officer of a publicly traded energy company as well as her many years of leadership experience at a global oil and gas company.

John G. Rice Age: 65 | Ethnicity: Caucasian/White | Director since: 2017

Committees:	•	N/A

Biography:
John Rice served as Chairman, GE Gas Power from December 2018 through August 2020. He was previously Vice Chairman, GE until March 2018 and Chief Executive Officer, GE Global Growth Organization from November 2010 until December 2017. He served in other various leadership positions across GE, including Vice Chairman, GE, President and Chief Executive Officer of GE Technology Infrastructure from 2007 until November 2010, Vice Chairman of GE’s industrial and infrastructure businesses from 2005 until 2007, and President and Chief Executive Officer of GE Energy from 2000 until 2005.

Other Public Company Board Memberships in the Past Five Years:
• AIG (March 2022 - present)
• Li and Fung (2018 - 2020)

Skills & Qualifications: Mr. Rice has extensive leadership experience in various businesses, including global business experience and experience with global energy and infrastructure markets.

Lorenzo Simonelli Age: 48 | Ethnicity: Caucasian/White | Director since: 2017

Committees	•	N/A

Biography:
Lorenzo Simonelli has been the Chairman of the Board of Directors of the Company since October 2017, and a Director, President and Chief Executive Officer of the Company since July 2017. Before joining the Company in July 2017, Mr. Simonelli was Senior Vice President, GE and President and Chief Executive Officer, GE Oil & Gas from October 2013 to July 2017. Before joining GE Oil & Gas, he was the President and Chief Executive Officer of GE Transportation from July 2008 to October 2013. Mr. Simonelli joined GE in 1994 and held various finance and leadership roles from 1994 to 2008.

Other Public Company Board Memberships in the Past Five Years:
		•	Iveco Group N.V. (2021 – present)
		•	CNH Industrial (2019 – 2021)
		•	C3.ai, Inc. (2020 – 2021)

Skills & Qualifications:
Mr. Simonelli has extensive leadership experience in businesses and functions, including as the Chief Executive Officer of Baker Hughes, in addition to his global experience, financial experience, and extensive background in the oil and gas industry.

10	2022 Proxy Statement

Proposal 1 Election of Directors

BOARD DIVERSITY MATRIX (as of April 1, 2022)
Total Number of Directors = 9
Gender:	Female	Male	Non-Binary	Did not Disclose Gender
Directors	3	6	—	—
Number of Directors who identify in Any of the Categories Below:
African American or Black	1	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian (other than South Asian)	—	—	—	—
South Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	5	—	—
Two or More Races or Ethnicities	—	1	—	—
LGBTQ+	—	—	—	—
Persons with Disabilities	—	—	—	—
Other minority or underrepresented community	—	—	—	—
Veteran/Military Service	—	—	—	—
Director skills and experience matrix

Skills and Experience	Beattie	Brenneman	Carroll	Connors	Dumais	Ebel	Elsenhans	Rice	Simonelli	%
Leadership Business and strategic management experience from service in a significant leadership position, such as a CEO, CFO or other senior leadership position	●	●	●	●	●	●	●	●	●	100%
Finance and Accounting Understanding of finance and financial reporting processes	●	●	●	●	●	●	●	●	●	100%
Investor Overseeing investments and decisions	●	●	●	●	●				●	66%
Industry and Operations Operational experience in the industries in which Baker Hughes operates			●	●	●	●	●	●	●	78%
Technology Developing and investing in new technologies and ideas	●		●		●				●	44%
Risk Oversight/Cybersecurity Understanding significant risks facing companies, including cybersecurity	●	●	●		●	●	●		●	78%
Global Non-US businesses and cultures through living or working outside of the US	●	●	●	●	●	●	●	●	●	100%
Environmental & Safety Safety and environmental regulations			●	●	●	●	●			55%
Prior BOD Experience Service on public company boards	●	●	●	●		●	●	●	●	88%
HR and Talent Development HR and talent development to obtain the most qualified and satisfied employees	●	●	●	●		●	●			66%
Legal and Corporate Governance Legal and corporate governance issues in which public companies must abide	●	●	●				●			44%
Independent Satisfies the independence requirements of Nasdaq and the Securities and Exchange Commission ("SEC")	●	●	●	●	●	●	●			78%
Sustainability Experience in Environmental Social Governance ("ESG")			●			●	●		●	44%

11

Proposal 1 Election of Directors
Election and resignation policy
Size and term of board
Under the provisions of the Amended and Restated Certificate of Incorporation, dated October 17, 2019 (the “Certificate of Incorporation”) and the Third Amended and Restated Bylaws of the Company, dated October 17, 2019 (the “Bylaws”), the total number of directors constituting the Board may be fixed from time to time by resolution of the Board. The total number of directors as determined by the board is nine.
Each director will serve for a term of one year, ending on the date of the next Annual Meeting of Shareholders following the date of such director’s election or appointment; provided that the term of each director will continue until the election and qualification of his or her successor, subject to his or her earlier death, resignation, disqualification, or removal.

Shareholder nominations of directors
Shareholders may also propose nominees for consideration by the Governance & Corporate Responsibility Committee by submitting the names and other supporting information required under the Company’s Bylaws to:
Attn: Corporate Secretary
Baker Hughes Company
17021 Aldine Westfield Road
Houston, Texas 77073

Resignation and removal
Any director may resign by delivering a resignation in writing or by electronic transmission to the Company at its principal office or to the Chairman of the Board, the Chief Executive Officer, or the Vice President and Corporate Secretary. Such resignation will be effective upon delivery unless it is specified to be effective at some later time or upon the happening of some later event. The Governance & Corporate Responsibility Committee will have the right to fill any vacancy resulting from the death, resignation, retirement, disqualification or removal from office or other cause for any director.

Board term limits and retirement age
The Board has a 15-year term limit for all directors, other than the Company’s CEO. Additionally, with limited exceptions, directors will not be nominated for election to the Board after his or her 75th birthday.

12	2022 Proxy Statement

Proposal 1 Election of Directors
Process for identifying and adding new directors
The Governance & Corporate Responsibility Committee identifies, screens, and recommends director candidates for nomination to the Board. Candidates are evaluated in light of the then-existing composition of the Board and the background and areas of expertise of existing directors and potential nominees.

1
Evaluation of board composition
The Governance & Corporate Responsibility Committee evaluates Board composition regularly and identifies skills, experience, and capabilities desirable for new directors in light of the Company’s business and strategy, including ESG and digital/AI experience.

2
Identification of a diverse pool of candidates
Identification of a diverse pool of potential director candidates using multiple sources such as independent search firms, director recommendations, and shareholder recommendations. The Board fully recognizes that having a variety of points of view improves the quality of dialogue, contributes to a more effective decision-making process, and enhances overall culture in the boardroom. To support this objective, the Governance & Corporate Responsibility Committee considers women and candidates from underrepresented groups in the pool from which the Governance & Corporate Responsibility Committee considers director candidates.

3
Comprehensive candidate review
Potential candidates are comprehensively reviewed and are the subject of rigorous discussion during the Governance & Corporate Responsibility Committee meetings and Board meetings. The candidates that emerge from this process are interviewed by members of the Governance & Corporate Responsibility Committee and other Board members, including the Lead Independent Director and Chairman. During these meetings, directors assess candidates on the basis of their skills and experience, their personal attributes, and their expected contribution to the current mix of competencies and diversity of the Board. At the same time due diligence is conducted, the Chairman, as well as the Governance & Corporate Responsibility Committee, solicits feedback from other directors and persons outside the Company.

4
Recommendation of potential director for approval
The Governance & Corporate Responsibility Committee recommends potential directors to the Board for approval. Shareholders vote on nominees at the Annual Meeting.

5
Outcome
Three new independent directors added to the Board since 2020, including: two female, one racially diverse, industrial experience; CEO experience; global experience; and public company board experience.

6
Director onboarding
For each new director, we conduct a comprehensive onboarding process to ensure that he or she has a full understanding of the business and to allow the director to make meaningful contributions quickly, which includes a combination of one-on-one sessions with management and other board members, facility site visits, written materials, and training.

13

Proposal 1 Election of Directors
Director education
Our director education program assists Board members in fulfilling their responsibilities. In addition to the onboarding program, when a director joins the Board, ongoing education is provided through in-depth presentations on topics such as strategy, operations, the energy transition, cybersecurity, ESG related issues, enterprise risk management, DEI, and legal and regulatory matters. These presentations can be from management or with outside experts as needed. The Board periodically holds board meetings at facilities or other sites important to the business where directors engage with employees in a more informal setting. Directors are also encouraged to attend third-party educational programs and training.
Board evaluation
Board and Committee evaluations play a critical role in ensuring the effective functioning of our Board. It is important to review Board, Committee, and director performance and to solicit and act upon feedback received from each member of our Board. Our Lead Independent Director has oversight over and manages the Board evaluation process.

STEP 1 =
Process is initiated

Our Governance & Corporate Responsibility Committee, in coordination with our Lead Independent Director, review and agree on the Board evaluation process.

STEP 2 =
Evaluation

The Chairman and Chief Legal Officer conduct individual interviews of each director based on the topics laid out below.

STEP 3 =
Feedback analysis

Directors are encouraged to speak to the Chairman and Chief Legal Officer with specific feedback on committees and the Board in general.

STEP 4 =
Presentation and findings

The findings are reviewed by the committee chair in the executive sessions of each committee meeting and by the Lead Independent Director in the executive session of the Board meeting.

STEP 5 =
Follow-up

Results requiring additional consideration are addressed at subsequent Board and Committee meetings and reported back to the full Board, where appropriate.

The Board evaluation process considers the following topics:
•	General board practices, including fostering a culture that promotes candid discussion	•	Adequacy of information received, including access to non-management resources
•	The adequacy, number, and length of Board and Committee meetings	•	The quality and scope of materials distributed in advance of the meeting
•	Suggestions for new skills and experiences for potential future candidates	•	The promotion of rigorous decision making by the Board and the Committees
•	Peer Review	•	The strategic planning process
•	The Board's access to Company executives and operations	•	The overall function of the Board and its Committees
•	Committee effectiveness	•	Technology use

14	2022 Proxy Statement

Corporate governance
The Company’s Board of Directors believes the purpose of corporate governance is to maximize shareholder value in a manner consistent with legal requirements and the highest standards of integrity. The Board has adopted and adheres to corporate governance practices, which the Board and management believe promote this purpose, are sound, and represent best practices. The Board periodically reviews these governance practices, Delaware law (the state in which the Company is incorporated), the rules and listing standards of Nasdaq and SEC regulations, as well as best practices suggested by recognized governance authorities. The Governance Principles are posted under the “Investors-Company Information-Corporate Governance” section of the Company’s website at www.bakerhughes.com and are also available upon request to the Company’s Corporate Secretary. Neither these documents nor the website are incorporated by reference to this Proxy Statement. In addition, the Stockholders Agreement between GE and the Company sets forth a number of corporate governance requirements with respect to the Company.

CORPORATE GOVERNANCE HIGHLIGHTS
BOARD STRUCTURE AND INDEPENDENCE	✓	Board diversity relative to personal characteristics and experiences
	✓	Range of tenures ensures balance between historical experience and fresh perspectives
	✓	Skills and background aligned to our strategic direction
	✓	Director nominees are 78% independent
	✓	Lead independent director, with expanded responsibilities, including formal responsibilities relative to Board evaluation processes
	✓	Lead independent director empowered to call special Board meetings at any time for any reason
STRONG CORPORATE GOVERNANCE PRACTICES	✓	Annual election of directors
	✓	All members of all committees are independent directors
	✓	Annual Board assessment to enable adequate Board refreshment and appropriate evolution of Board skills, experience, and perspectives; results shared and discussed in executive session
	✓	Mandatory director retirement age of 75 and 15-year term limits
	✓	Active board engagement in managing talent and long-term succession planning for executives and directors
	✓	Robust shareholder engagement with independent director participation
	✓	No pledging or hedging of company stock by executive officers and directors
	✓	Significant stock ownership requirements for executive officers and directors
	✓	Comprehensive director on-boarding program

Ownership structure
The Company was formed in July 2017 as the result of a combination between Baker Hughes Incorporated ("BHI") and the oil and gas business ("GE O&G") of General Electric Company (“GE”) (the "Transactions"). As a result of the Transactions, substantially all of the business of GE O&G and BHI was transferred to a subsidiary of the Company, Baker Hughes Holdings LLC ("BHH LLC"). GE holds its voting interest through our Class B Common Stock and its economic interest through a corresponding number of units of BHH LLC. The rights (including voting rights) of our Class A Common Stock and Class B Common Stock are identical; provided that Class B Common Stock has no economic rights. At December 31, 2021, GE's economic interest in BHH LLC was 11.4%.
Board attendance
During the fiscal year ended December 31, 2021, the Board of Directors held nine meetings. Each director attended more than 90% of the total number of meetings of the Company’s Board of Directors and of the respective Committees on which he or she served. It is the Company’s policy to request and encourage all of the Company’s directors and nominees for election as directors to attend the Annual Meeting. Each director attended the 2021 Annual Meeting, with the exception of Mr. Beattie.

15

Corporate Governance
Director independence
The Board has established guidelines to assist it in determining director independence that conform to the independence requirements in the Nasdaq Rules. In addition to applying these guidelines, the Board considers all relevant facts and circumstances in making an independence determination. In addition, the Stockholders Agreement requires certain directors to also satisfy the definition of “Company Independent Directors” as set forth in the Stockholders Agreement which requires that the director: (i) meets the independence standards under Nasdaq Rules, (ii) is not a director designated by GE, (iii) is not a current or former member of the Board of Directors of GE or officer or employee of GE or its affiliates, (iv) does not and has not had any other substantial relationship with GE or its affiliates, and (v) is designated by the Governance & Corporate Responsibility Committee as a “Company Independent Director.” The Board has determined that all the nominees for election at this Annual Meeting other than Messrs. Simonelli and Rice meet the independence standards under the Nasdaq rules and all of the directors other than Messrs. Simonelli, Rice and Beattie meet the definition of Company Independent Director.
The Board’s leadership structure
Our Governance Principles require the election of a lead independent director who leads meetings of the independent directors and regularly meets with the chairman/CEO for a discussion of matters arising from these meetings.

Lead independent director duties:

W. Geoffrey Beattie Lead Independent Director	•	reviews the agenda, schedule, and information sent to the directors for Board meetings	•	calls additional meetings of the independent directors or the entire Board as deemed appropriate
	•	works with the chairman/CEO to propose an annual schedule of major discussion items for the Board’s approval	•	provides leadership to the Board if circumstances arise in which the role of the chairman/CEO may be, or may be perceived to be, in conflict
	•	leads meetings of the independent directors and regularly meets with the chairman/CEO for a discussion of matters arising from these meetings	•	serves as a liaison on Board-related issues between the chairman/CEO and the independent directors
	•	leads the Board evaluation process

The Board has determined that the current structure, with a combined CEO and Chairman of the Board and a Lead Independent Director, is in the best interests of the Company and our shareholders. The combined role of CEO and Chairman provides an effective balance between management of the Company and director participation in our board process and allows for management to focus on the execution of our strategic and business plans. As indicated above, our Lead Independent Director was elected by the independent Board members and has a clear set of comprehensive duties that provide an effective check on management.

16	2022 Proxy Statement

Corporate Governance
Committees of the board
The Board of Directors has an Audit Committee, a Human Capital and Compensation Committee, a Governance & Corporate Responsibility Committee, and a Conflicts Committee, which is a sub-committee of the Governance & Corporate Responsibility Committee. The charter for each Committee has been posted and is available for public viewing under the “Investors-Company Information-Corporate Governance” section of the Company’s website at www.bakerhughes.com and is also available upon request to the Company’s Corporate Secretary. Neither the charters nor the website are incorporated by reference to this Proxy Statement.

Audit Committee Number of Meetings in 2021: 13

Gregory L. Ebel Chairperson

The responsibilities of the Audit Committee include:
•	assisting the Board of Directors in overseeing matters relating to the accounting and reporting practices of the Company;
•	reviewing the adequacy of the Company’s disclosure controls and internal controls;
•	reviewing the quarterly and annual financial statements of the Company;
•	reviewing the performance of the Company’s internal audit function;
•	reviewing and pre-approving the current year audit and non-audit services;
•	overseeing the Company’s compliance programs related to legal and regulatory requirements;
•	selecting and hiring the Company’s independent registered public accounting firm; and
•	overseeing and monitoring risks related to financial reporting, internal controls, cybersecurity, compliance and legal matters.
The Audit Committee shall have at least three directors. The Board of Directors has determined that each member of the Audit Committee is independent and financially literate and that Messrs. Ebel and Beattie and Mmes. Elsenhans, Carroll and Connors are qualified as an “audit committee financial expert" within the meaning of the rules and regulations promulgated by the SEC and under applicable provisions of the Nasdaq listing standards. Mr. Ebel has served as a Chief Financial Officer of a publicly traded company and Mr. Beattie and Mmes. Elsenhans, Carroll and Connors have experience actively supervising a principal financial officer.
To promote independence of the audit, the Audit Committee consults separately and jointly with the Company’s independent registered public accounting firm, the internal auditors and management.

Human Capital and Compensation Committee Number of Meetings in 2021: 4

Gregory D. Brenneman Chairperson

The responsibilities of the Human Capital and Compensation Committee include:
•	establishing the Company's general compensation philosophy in consultation with senior management;
•	assisting the Board in developing and evaluating potential candidates for executive positions and developing executive succession plans;
•	overseeing the Company's diversity and inclusion practices;
•	overseeing and monitoring risks related to compensation practices and CEO and management succession;
•	reviewing and approving the corporate goals and objectives of the compensation of the CEO and other officers;
•	reviewing the Company’s non-equity incentive compensation, equity incentive compensation, and other stock-based plans; and
•	recommending changes in such plans to the Board, reviewing levels of stock ownership by officers, and evaluating incentive compensation arrangements.
The Human Capital and Compensation Committee shall have at least three directors. The Board has determined that each member of the Human Capital and Compensation Committee is independent.
Among other responsibilities, the Human Capital and Compensation Committee is responsible for reviewing incentive compensation arrangements to confirm that incentive pay does not encourage unnecessary risk taking and to review and discuss, at least annually, the relationship between risk management policies and practices, corporate strategy, and senior executive compensation to assess whether any such risk is reasonably likely to have a material adverse effect on the Company. The Company’s stock ownership guidelines established by the Board of Directors also serve to mitigate compensation-related risks. During fiscal year 2021, the Human Capital and Compensation Committee determined the Company’s compensation policies and practices for employees were not reasonably likely to have a material adverse effect on the Company.

17

Corporate Governance

Governance & Corporate Responsibility Committee Number of Meetings in 2021: 4

Lynn L. Elsenhans Chairperson

The responsibilities of the Governance & Corporate Responsibility Committee include:
•	identifying qualified individuals to become Board members;
•	determining the composition of the Board and its committees;
•	monitoring a process to assess Board effectiveness;
•	reviewing and implementing the Company’s Governance Principles;
•	overseeing Health, Safety & Environment;
•	overseeing and monitoring risks related to the Company's governance structure and processes and risks arising from related party transactions; and
•
monitoring and discussing the Company’s positions on sustainability, corporate social responsibilities, and public issues of significance which affect investors and other key stakeholders and review the annual Corporate Responsibility report.

The Governance & Corporate Responsibility Committee shall have at least three directors. The Board has determined that each member of the Governance & Corporate Responsibility Committee is independent.

Conflicts Committee Number of Meetings in 2021: 1

Clarence P. Cazalot, Jr. Chairperson (1)

The responsibilities of the Conflicts Committee include:
•	reviewing and approving related party transactions above certain materiality or dollar thresholds, including transfers or acquisitions of Common Stock by GE, its representatives, or its affiliates or the negotiation of any disputes between the Company and GE;
•	reviewing and approving any material amendment or modification of the Stockholders Agreement, any material waiver of any or all of the Company's rights under the Stockholders Agreement, or enforcement of the Company's and BHH LLC's rights under the Stockholders Agreement and other agreements with GE in connection with the Transactions; and
The Conflicts Committee is a subcommittee of the Governance & Corporate Responsibility Committee of the Board. Under the terms of its charter and the Stockholders Agreement, the Committee consists solely of the Company Independent Directors serving on the Governance & Corporate Responsibility Committee.

(1)	Lynn L. Elsenhans will become the Chair of the Conflicts Committee effective May 17, 2022.

Risk oversight
We face a myriad of risks including operational, financial, strategic, and reputational risks that affect every segment of our business. The Board is actively involved in the oversight and monitoring of these risks in several ways. Each committee of the Board is responsible for the oversight of certain areas of risk that pertain to that committee’s area of focus and receives regular updates at committee meetings throughout the year from management on each risk.
We have an enterprise risk management program that includes the identification of a broad range of risks that affect the Company, their probabilities and severity, and incorporates a review of the Company’s approach to managing and prioritizing those risks based on input from the officers responsible for the management of those risks. Enterprise Risk Management is a continuous exercise at Baker Hughes. Annually, we seek input from each business segment to refresh existing risks, and identify new or emerging risks (including sustainability risks) that have enterprise-wide impact. This process spans from identifying, categorizing, and rating the risks based on reputational, operational, regulatory impact, financial impact, likelihood, and existing controls for risk mitigation. Proposed mitigation action plans are then created based on identified gaps and assigned to executive leadership for accountability and execution. These actions and key risk indicators are regularly reviewed by the executive leadership team. A selection of the top risks are also reviewed with our Board of Directors at each regularly scheduled board meeting.

18	2022 Proxy Statement

Corporate Governance

The Board's Role in Risk Oversight
The Board oversees all operational, financial, strategic, and reputational risks with oversight of specific risks undertaken with the committee structure including:

	Audit Committee		Human Capital and Compensation Committee

•	risks related to financial and other regulatory reporting	•	risks related to compensation practices
•	risks related to cybersecurity, privacy, and technology	•	risks related to CEO and management succession
•	risks related to complex projects	•	risks related to human capital management, including DEI, talent recruitment and retainment
•	risks related to internal controls, compliance, and legal matters, including third-party risk management and complaints from whistleblowers

	Governance & Corporate Responsibility Committee		Conflicts Committee
•	risks related to HSE and sustainability/ESG matters, including carbon emissions and climate change	•	risks related to related party transactions with GE
•	risks related to a changing regulatory environment
•	risks related to public policy and political activities

In addition to the above risks, in 2021, for example, the Board and the Governance and Corporate Responsibility Committee received updates at every meeting on the Company’s COVID-19 response efforts, including, among other things, precautions and protocols developed to mitigate such risks in an effort to protect the Company’s employees and customers and maintain business continuity as a provider of an essential service.

Board and committee oversight of environmental, social and governance matters
Our Board recognizes that operating responsibly – minimizing the environmental impact of our operations, fostering employee engagement, and respecting human rights by creating an environment of respect, integrity and fairness for our employees and customers wherever we do business – is fundamental to the long-term success of our Company. In 2021, we conducted a comprehensive review of our charter and agendas to ensure that the Board or a Committee was responsible for each of the significant ESG topics. The results of that review align each ESG topic with the Board or a Committee as follows:

BOARD OF DIRECTORS Oversight of energy transition strategy and initiatives

AUDIT COMMITTEE		GOVERNANCE & CORPORATE RESPONSIBILITY COMMITTEE		HUMAN CAPITAL AND COMPENSATION COMMITTEE
•	ESG disclosures in SEC filings	•	Corporate Responsibility report	•	Diversity, equity, and inclusion
•	Human rights concerns	•	ESG reporting standards/metrics	•	Compensation tied to ESG
•	Cybersecurity	•	HSE program	•	Competitive benefits and compensation
•	Supplier audit program	•	Human trafficking	•	Talent retention
		•	ESG policy/regulatory updates	•	Succession planning
		•	Charitable giving	•	Training and development
		•	Political contributions	•	Talent planning/culture for energy transition
		•	Board composition and governance

Sustainability Oversight
As noted in the table above, the Board has charged the Governance & Corporate Responsibility Committee with oversight responsibility of the Company’s environmental matters as well as assessing its sustainability strategy and initiatives, including the publication of our Corporate Responsibility report. The Governance & Corporate Responsibility Committee receives regular reports from management on the

19

Corporate Governance
Company’s environmental and sustainability priorities and risks, including progress on our net-zero emission goals and execution, our Scope 3 framework, as well as our ESG reporting frameworks, and ESG ratings.
Cybersecurity Oversight
Cybersecurity is an integral part of risk management at Baker Hughes. The board appreciates the rapidly evolving nature of threats presented by cybersecurity incidents and is committed to the prevention, timely detection, and mitigation of the effects of any such incidents on the Company and our stakeholders. Our Board is actively engaged in the oversight of our cybersecurity program.
•Our Audit Committee receives reports on the Company's cybersecurity program and developments from our Chief Information Officer (reports to the CEO) and Chief Information Security Officer (reports to the CIO) at each of our regular meetings, which occur five times a year. These reports include analyses of recent cybersecurity threats and incidents across the industry, as well as a review of our own security controls, assessments and program maturity, and risk mitigation status;
•We have a cross-functional approach to addressing cybersecurity risk, with digital technology, legal, and the corporate audit functions presenting to the Audit Committee on key cybersecurity topics; and
•On at least an annual basis, the full Board receives a comprehensive cybersecurity review.
We leverage the National Institute of Standards and Technology security framework to drive strategic direction and maturity improvement and engage third party security experts for risk assessments and program enhancements. We also maintain information security risk insurance coverage. The Company has not experienced a material cybersecurity breach.
We also include multi-domain cybersecurity training as part of our required annual training program. In addition, training and awareness is integrated and continues throughout the year, utilizing various delivery methods such as phishing campaigns, live training sessions, and informational articles.
Human Capital Management Oversight
Attracting, developing, retaining and inspiring the best people globally is crucial to all aspects of our business, and the Board believes that the Company’s strong ethical leadership grounded in the values expressed in Our Code of Conduct is central to the Company’s long-term success. To that end, the Board and its Committees are actively engaged in overseeing the Company’s human capital management strategy. The Human Capital and Compensation Committee assists the Board in discharging its oversight responsibility for the Company’s human capital management matters, including its diversity, equity, and inclusion initiatives, talent development, and corporate culture, among other programs. Management provides regular updates to the Human Capital and Compensation Committee on human capital management strategy and programs, and the Board is kept apprised of any developments in these areas.
The Human Capital and Compensation Committee considers the impact of our executive compensation program and the incentives created by compensation awards on Baker Hughes' overall risk profile. It also oversees management's annual assessment of compensation risk arising from our compensation policies and practices.
CEO and senior management succession planning
Our Human Capital and Compensation Committee monitors and reviews and our Board oversees management succession planning and talent development. At each committee meeting during the year, the Human Capital and Compensation Committee is engaged on the topics related to leadership and talent development, with one meeting dedicated to an in-depth review of succession planning for key executive officer roles, including the CEO. The succession plans are reviewed with the full Board at least annually. The Board also reviews succession planning in the context of our overall business strategy. Potential leaders are visible to Board members through formal presentations and informal events to allow directors to personally assess candidates.
Our Board also establishes steps to address emergency CEO succession planning in extraordinary circumstances. Our emergency CEO succession planning is intended to enable our Company to respond to unexpected emergencies and minimize potential disruption or loss of continuity to our Company’s business and operations.
Shareholder engagement
Our directors and management recognize the benefits that come from robust dialogue with shareholders and other relevant stakeholders. We maintain an ongoing, proactive outreach effort with our shareholders. Our integrated outreach team, led by our Investor Relations group, Chief Sustainability Officer, Corporate Secretary’s office, and our Executive Compensation team engages with our shareholders, and, in consultation with our Board, thoughtfully adopts and applies developing practices in a manner that best supports our business and our culture.

20	2022 Proxy Statement

Corporate Governance

Ahead of annual meeting, conduct engagement with investors that have expressed any concerns or questions over ballot items and proxy statement	Review annual meeting results, determine any next steps and plan for post-annual meeting shareholder engagement

Provide feedback to the Board and incorporate input from shareholder meetings into annual meeting planning	Conduct general engagement to update shareholders and gather feedback on strategy, ESG matters, executive compensation and governance changes

Total investor outreach following our 2021 annual meeting			∼61%
of Class A Shares Outstanding
Invited shareholders representing 61% of our Class A shares outstanding to engage with us and met with 57%. We also met with Glass Lewis, a major proxy advisory firm.

Broad range of environmental, social, governance, and compensation topics, including:
•	Business strategy and execution	•	Compensation practices
•	Sustainability reporting standards	•	Risk oversight
•	Diversity, equity, and inclusion	•	Board skills, diversity, and refreshment
•	COVID-19 response	•	Board governance framework
•	Scope 1 and 2 commitments and progress related to greenhouse gas reduction; discussions on Scope 3

Shareholder communications with the Board of Directors
To provide the Company’s shareholders and other interested parties with a direct and open line of communication to the Company’s Board of Directors, shareholders may communicate with any member of the Board, including the Company’s Lead Independent Director, the Chair of any committee, or with the non-management directors of the Company as a group, by sending such written communication to the Company’s Corporate Secretary, c/o Baker Hughes Company, 17021 Aldine Westfield Road, Houston, Texas, 77073. The Corporate Secretary will forward any communications to the Board of Directors or any member of the Board.

Code of conduct
The Company’s code of conduct, “Our Way” (the “Code of Conduct”), applies to all officers, directors and employees, which includes the code of ethics for the Company’s Chief Executive Officer, Chief Financial Officer, and Chief Accounting Officer, and all other persons performing similar functions within the meaning of the securities laws and regulations. The Code of Conduct prohibits individuals from engaging in, or giving the appearance of engaging in any activity involving a conflict, or potential conflict, between personal interests and those of the Company. On an annual basis, each of the Company’s principal officers and all persons performing similar functions on behalf of the Company certify compliance with the Company’s Code of Conduct and the applicable Nasdaq and SOX provisions. The Audit Committee oversees the administration of the Code of Conduct and responsibility for the corporate compliance effort with the Company. The Company’s Code of Conduct and Code of Ethical Conduct Certification are not incorporated herein by reference, but are posted under the “Investors-Company Information-Corporate Governance” section of the Company’s website at www.bakerhughes.com and are also available upon request to the Company’s Corporate Secretary.
We encourage our employees, customers, suppliers, and shareholders to speak up about any compliance concerns by reaching out via one of the following methods:
•our hotline at reportconcerns.bakerhughes.com;
•by emailing bakerhughes.Ombuds@bakerhughes.com;
•by calling 1.800.288.8475 (toll-free) or outside the U.S. +1.713.626.0521

21

Director Compensation
Director compensation
In 2021, Frederick W. Cook & Co., Inc. (FW Cook), the compensation consultant hired by the Board, conducted a competitive review of our non-employee director compensation program, including the review of the director compensation programs of companies within our peer group. Based on the analysis provided by FW Cook, the Governance & Corporate Responsibility Committee revised certain aspects of our non-employee director compensation. The following sets forth the current compensation structure:

	Cash Compensation	Equity Compensation
2021 Directors’ Annual Retainer	$120,000(1)	$175,000(2)

Cash Compensation
Lead Director Retainer	$35,000
Audit Committee Chair Retainer	$25,000
Other Committee Chair Retainer	$20,000
Audit Committee Members Retainer	$10,000
Other Committee Members Retainer	$7,500
(1)Each director, with the exception of Mr. Simonelli, is paid an annual cash retainer fee of $120,000, as well as fees for service on committees of the Board.
(2)On the date of each Annual Meeting, each director, with the exception of Mr. Simonelli, is expected to receive an annual equity award in the form of a restricted stock unit ("RSU") with a grant date value of $175,000. Each RSU award is scheduled to vest on the first anniversary of the grant date, with vesting accelerating on a change in control of the Company or if the director’s service on the Board terminates due to death, disability, or completion of the term for which the director was elected.
Director deferral plan
Under the Baker Hughes Non-Employee Director Deferral Plan (the "Deferral Plan"), non-management directors may elect to receive their annual retainers and committee fees in shares of Common Stock, with the shares delivered either in the year in which the retainers otherwise would have been paid or in a future year. Directors may also elect to defer receipt of the shares covered by their RSU awards, which otherwise are delivered when the awards vest.
Directors receive dividend equivalents on their RSU awards and any deferred retainers and committee fees. These dividend equivalents are paid in cash either currently or, in the case of unvested RSU awards, when the awards vest.
Director stock ownership requirements
Under the Governance Principles, each non-management director is expected to own at least five times his or her annual retainer in Class A Common Stock while serving as a director of the Company. Such ownership level should be obtained within five years from the date elected or appointed to the Board. The Governance & Corporate Responsibility Committee reviews director stock ownership on an annual basis. All directors are in compliance with such requirements or on track to be in compliance within the 5-year period.

22	2022 Proxy Statement

2021 Director compensation
The following table discloses the cash, equity awards and other compensation earned, paid or awarded, as the case may be, to each of the Company’s directors during the fiscal year ended 2021.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2)(6) ($)	All Other Compensation(3) ($)	Total ($)
W. Geoffrey Beattie	157,823	175,000	37,368	370,191
Gregory D. Brenneman	137,339	175,000	36,526	348,865
Cynthia B. Carroll	127,339	175,000	9,000	311,339
Clarence P. Cazalot, Jr.	130,484	175,000	9,000	314,484
Nelda J. Connors	127,339	175,000	9,000	311,339
Michael R. Dumais (4)	—	—	—	—
Gregory L. Ebel (5)	157,823	175,000	21,395	354,218
Lynn L. Elsenhans	140,968	175,000	9,000	324,968
John G. Rice	110,968	175,000	25,502	311,470
Lorenzo Simonelli (6)	—	—	—	—
(1)Messrs. Beattie, Brenneman, and Rice elected to receive their 2021 director fees in Class A Common Stock and defer delivery under the Deferral Plan.
(2)On May 14, 2021, each Baker Hughes director, other than Mr. Simonelli, received an RSU award. Messrs. Beattie, Brenneman, Ebel, and Rice elected to defer delivery of their RSU award under the Deferral Plan.
The value of the award shown for each director reflects the $175,000 grant date value of the RSU award. This value represents the aggregate grant date fair value of $14.00 per share computed in accordance with ASC Topic 718. The value ultimately realized by the directors if and when the awards vest will depend on the share price on the vesting date. For a discussion of valuation assumptions, see “Note 13 - Stock-Based Compensation” of the Notes to Consolidated Financial Statements included in our Annual Report under Item 8 of the Form 10-K for the year ended December 31, 2021. The number of shares for the grants was calculated using a price of $14.00 per share, the closing price on the date of grant.
(3)This column includes dividend equivalents paid during the year ended December 31, 2021 on unvested RSU awards and deferred RSU awards and cash fees that were deferred under the Deferral Plan.
(4)Mr. Dumais joined the Board of Directors on January 1, 2022.
(5)Mr. Ebel received $15,000 as compensation for his service as chair of the Special Litigation Committee.
(6)Mr. Simonelli does not receive additional compensation for his service as a director and his compensation for service as CEO is reflected in the Summary Compensation Table.
(7)The following table shows the aggregate number of stock awards and option awards outstanding for each director as of December 31, 2021.

Name	Aggregate Stock Awards Outstanding as of December 31, 2021 (#)	Aggregate Option Awards Outstanding as of December 31, 2021 (#)
W. Geoffrey Beattie (a)	32,205	—
Gregory D. Brenneman (a)	32,205	—
Cynthia B. Carroll	6,972	—
Clarence P. Cazalot, Jr. (b)	6,972	3,753
Nelda J. Connors	6,972	—
Michael R. Dumais	—	—
Gregory L. Ebel (a)	27,312	—
Lynn L. Elsenhans (b)	6,972	13,117
John G. Rice	6,972	—
Lorenzo Simonelli	—	—
(a)This amount includes previous RSU grants that the director elected to defer per the Director Deferral Plan.
(b)Stock options for Mr. Cazalot and Ms. Elsenhans were awarded during their service as directors of Baker Hughes Incorporated.

23

Stock ownership
Stock ownership of certain beneficial owners
The following table sets forth information about the holders of the Common Stock known to the Company on March 21, 2022 that own beneficially 5% or more of each class of Common Stock, based on filings by the holders with the SEC. For purposes of this Proxy Statement, beneficial ownership of securities is defined in accordance with the rules of the SEC to mean generally the power to vote or dispose of securities regardless of any economic interest therein.

Name and Address	Title of Class	Shares	Percent of Class	Percent of Total Shares Outstanding

General Electric Company(1) 5 Necco Street Boston, MA 02210	Class B Common Stock Class A Common Stock	58,737,430 57,810,649	100% 6.0%	5.7% 5.6%

Capital World Investors(2) 333 South Hope Street Los Angeles, CA 90071	Class A Common Stock	106,600,553	12.3%	10.4%

The Vanguard Group(3) 100 Vanguard Blvd. Malvern, PA 19355	Class A Common Stock	94,929,726	10.9%	9.3%

Capital Research Global Investors(4) 333 South Hope Street Los Angeles, CA 90071	Class A Common Stock	86,254,355	9.9%	8.4%

State Street Corporation(5) One Lincoln Street Boston, Massachusetts 02111	Class A Common Stock	62,027,660	7.1%	6.0%

Dodge & Cox(6) 555 California Street, 40th Floor San Francisco, CA 94104	Class A Common Stock	46,096,111	5.3%	4.5%
(1)The number of shares is based on a Form 4 filed with the SEC on March 15, 2022.
(2)The number of shares is based on the Schedule 13G/A filed on February 11, 2022. According to the filing, Capital World Investors has (i) sole power to vote 106,600,553 shares and does not share power to vote any of the shares and (ii) sole power to dispose of 106,808,529 shares and does not share power to dispose of any of the shares. Capital World Investors ("CWI") is a division of Capital Research and Management Company ("CRMC"), as well as its investment management subsidiaries and affiliates Capital Bank and Trust Company, Capital International, Inc., Capital International Limited, Capital International Sarl, Capital International K.K., and Capital Group Private Client Services, Inc. (together with CRMC, the "investment management entities"). CWI's divisions of each of the investment management entities collectively provide investment management services under the name "Capital World Investors."
(3)The number of shares is based on the Schedule 13G/A filed on February 9, 2022. According to the filing, the Vanguard Group has (i) shared power to vote 1,307,819 shares and does not have sole power to vote any of the shares and (ii) sole power to dispose of 91,559,435 shares and shared power to dispose of 3,370,291 shares.
(4)The number of shares is based on the Schedule 13G/A filed on February 11, 2022. According to the filing, Capital Research Global Investors has (i) sole power to vote 86,245,513 shares and does not share power to vote any of the shares and (ii) sole power to dispose of 86,254,355 shares and does not share power to dispose of any of the shares.
(5)The number of shares is based on the Schedule 13G filed on February 10, 2022. According to the filing, State Street Corporation has (i) shared power to vote 54,966,264 shares and does not have sole power to vote any of the shares and (ii) shared power to dispose of 61,484,230 shares and does not have sole power to dispose of any of the shares.
(6)The number of shares is based on the Schedule 13G/A filed on February 14, 2022. According to the filing, Dodge & Cox has (i) sole power to vote 43,726,227 shares and does not share power to vote any of the shares and (ii) sole power to dispose of 46,096,111 shares and does not share power to dispose of any of the shares.

24	2022 Proxy Statement

Stock ownership of Section 16(a) directors and executive officers
Set forth below is certain information with respect to beneficial ownership of the Common Stock as of March 21, 2022 by each director, the persons named in the Summary Compensation Table, and the Section 16(a) directors and executive officers as a group. The table includes transactions effected prior to the close of business on March 21, 2022.

Shares beneficially owned

Name	Title of Class	Shares Owned as of March 21, 2022	Shares Subject to Options and RSU’s Which are or Will Become Exercisable or Vested Prior to May 20, 2022	Total Beneficial Ownership as of March 21, 2022	% of Class(1)
W. Geoffrey Beattie	Class A Common Stock	18,250	—	18,250	—
Gregory D. Brenneman	Class A Common Stock	101,842	—	101,842	—
Cynthia B. Carroll	Class A Common Stock	12,500	6,972	19,472	—
Clarence P. Cazalot, Jr.	Class A Common Stock	69,421	9,025	78,446	—
Nelda J. Connors	Class A Common Stock	12,500	6,972	19,472	—
Michael Dumais	Class A Common Stock	10,000	—	10,000	—
Gregory L. Ebel	Class A Common Stock	14,150	—	14,150	—
Lynn L. Elsenhans	Class A Common Stock	54,049	20,089	74,138	—
John G. Rice	Class A Common Stock	40,233	—	40,233	—
Lorenzo Simonelli	Class A Common Stock	678,759	927,727	1,606,486	—
Brian Worrell	Class A Common Stock	130,419	285,577	415,996	—
Maria Claudia Borras	Class A Common Stock	74,474	184,352	258,826	—
Roderick Christie	Class A Common Stock	153,600	210,245	363,845	—
Neil Saunders	Class A Common Stock	94,417	163,186	257,603	—
All directors and executive officers as a group (18 persons)(2)		1,555,443	1,957,732	3,513,175	—
(1)No percent of class is shown for holdings of less than 1%.
(2)The totals in this row include the NEOs, current directors, and all Section 16 officers.
Prohibition of pledging and hedging under the insider trading policy
The Company’s Insider Trading Policy and Governance Principles prohibit our directors and executive officers from entering into any derivative transaction in Company stock (including short sales, forwards, equity swaps, options or collars, or other instruments that are based on the Company’s stock price). In addition, directors and executive officers are prohibited from pledging shares of Company stock as collateral or security for indebtedness.
Charitable contributions
During the fiscal year ended December 31, 2021, the Company did not make any contributions to any charitable organization in which any director served as an executive officer that exceeded the greater of $1 million or 2% of the charitable organization’s consolidated gross revenues.

25

Certain relationships and related party transactions
The Board expects its directors, as well as officers and employees, to act ethically at all times and to acknowledge their adherence to the policies comprising the Company’s Code of Conduct. The Company will not make any personal loans or extensions of credit to directors or executive officers. No independent director may provide personal services for compensation to the Company, other than in connection with serving as a director.
If an actual or potential conflict of interest arises for a director, the director will promptly inform the chairman/CEO and the Lead Independent Director. The Governance & Corporate Responsibility Committee will resolve any such conflicts, subject to the specific rules governing related party transactions. If a significant conflict exists and cannot be resolved, the director should resign. All directors will recuse themselves from any discussion or decision affecting their personal, business, or professional interests. The Governance & Corporate Responsibility Committee will resolve any conflict of interest question involving the CEO or an executive officer reporting directly to the CEO, and the CEO will resolve any conflict of interest issue involving any other officer of the Company.
In addition, pursuant to the Stockholders Agreement, any transaction between the Company, on the one hand, and GE or its affiliates (other than the Company), on the other hand (each, a “GE Related Party Transaction”), is required to be on arm’s-length terms and in the best interest of the Company. The Conflicts Committee must provide prior written approval of any amendment to, or modifications or terminations of, or material waivers, consents, or elections under, any GE Related Party Transaction. The Conflicts Committee must also provide prior written approval of any material amendments or modifications or terminations of any of the documents entered into in connection with the Transactions (defined as the “Transaction Documents” in the Stockholders Agreement) or material waivers, consents (other than any consents of the managing member of BHH LLC contemplated by its LLC agreement where neither GE nor any of its affiliates is a counterparty to or beneficiary of the matter in question, and such matter would not otherwise require the prior written approval of the Conflicts Committee) or elections of the Company’s or BHH LLC’s rights under any of the Transaction Documents.
All GE Related Party Transactions that are not contemplated by the Transaction Documents will be governed by the GE Related Party Transactions Policy. Pursuant to the GE Related Party Transactions Policy, GE Related Party Transactions that involve payments in excess of $25 million (individually or in the aggregate with all substantially related payments) or that are otherwise material (with materiality determined in a manner consistent with the Company’s SEC disclosure requirements) are subject to the prior written approval of the Conflicts Committee. GE Related Party Transactions below the $25 million threshold may be approved by Company management, provided that the proposed transaction is on an arm’s-length basis, in the best interests of the Company, and follows the GE Related Party Transaction Policy in letter and spirit. Such transactions must be reported to the Conflicts Committee twice annually.
GE-related transactions
We have continuing involvement with GE primarily through their remaining interest in us and BHH LLC, ongoing purchases and sales of products and services, transition services that they provide, as well as an aeroderivative joint venture ("Aero JV") we formed with GE in 2019. During the fourth quarter of 2021, GE’s voting power of our outstanding common stock, which includes both Class A and B common stock, fell below 20%, which terminated GE’s right to designate one person for nomination to our Board of Directors. Our Conflicts Committee waived the obligation of the GE designee serving on our Board of Directors to deliver his resignation and such director continues as a member of the Board of Directors but not as a designee of GE. At December 31, 2021, GE's economic interest in BHH LLC through their ownership of Class B common stock and associated LLC Units was 11.4%.
The Aero JV is jointly controlled by GE and us, and therefore, we do not consolidate the JV. We had purchases with GE and its affiliates, including the Aero JV, of $1,319 million, $1,446 million and $1,498 million during the years ended December 31, 2021, 2020 and 2019, respectively. In addition, we sold products and services to GE and its affiliates for $191 million, $216 million and $337 million during the years ended December 31, 2021, 2020 and 2019, respectively.
The Company has $278 million and $356 million of accounts payable and $481 million and $429 million of current receivables at December 31, 2021 and 2020, respectively, for goods and services provided by, or to, GE in the ordinary course of business and includes amounts owed to, or from, GE for certain tax matters indemnified pursuant to the Tax Matters Agreement.
We had a promissory note with GE that represented certain cash that we were holding on GE's behalf due to the restricted nature of the cash. During 2021, the promissory note was repaid in full. As of December 31, 2020, of the $45 million due to GE, $44 million was held in the form of cash and $1 million was held in the form of investment securities. A corresponding liability was reported in short-term debt in the consolidated statements of financial position.

26	2022 Proxy Statement

Executive compensation
Aligning strategy and pay during the challenges of 2021

2021 proved to be successful on many fronts for Baker Hughes, with key commercial successes and developments in the LNG and new energy markets, as well as record free cash flow generation and peer-leading capital allocation.

While we saw many positive achievements, the year was also not without its challenges. We saw continued disruptions from the COVID-19 pandemic, which continued to impact our operations. Supply chain and inflationary pressures drove higher costs and delivery issues across several major segments of our business. Despite these headwinds, we took several steps in 2021 to accelerate our strategy and help position the Company for the future.

Our strategic undertaking to lead in the energy transition is being driven by a leadership team that is critical to its development and execution. Our Human Capital and Compensation Committee made decisions through the course of 2021 that aligned with the key drivers of the Company’s success:

Retained key talent	We believe our key employees represent the future of the Company and their focus on execution of the strategy is integral to our long-term success.

Maintained robust short and long-term incentive goals	The management team focused on responding to market disruption and accelerating the strategic transformation of the Company.
• Payouts under the annual incentive plan resulted in 119% of target reflecting these successes; and
• Payouts under the 2019 long-term incentive plan exceeded target at 122%, driven by top quartile peer group total shareholder return results.

Supported the acceleration of our business strategy with changes to go-forward compensation programs	Changed our go-forward incentive plans to include and emphasize metrics that align with our transformation strategy and investor focus areas, primarily a heavier weighting on free cash flow; and
Awarded one-time, cliff vested performance-based Transformation Incentive Awards ("Transformation Awards") to key leadership with goals based on achieving results that tie to executing on our strategy.

We believe the actions taken during this challenging year helped us align and retain critical talent and importantly attract new diverse leaders who will serve the Company and our shareholders well into the future.

27

Executive Compensation
Compensation discussion and analysis
This Compensation Discussion and Analysis (“CD&A”) outlines Baker Hughes’ executive compensation program for 2021 for our NEOs who are listed below and appear in the Summary Compensation Table.

Lorenzo Simonelli Chairman, President and CEO	Brian Worrell Chief Financial Officer	Maria Claudia Borras Executive Vice President, Oilfield Services	Roderick Christie Executive Vice President, Turbomachinery and Process Solutions	Neil Saunders Executive Vice President, Oilfield Equipment

Executive summary	28	Summary compensation table	40
Total direct compensation for NEOs	31	Grants of plan-based awards in 2021	42
Base salaries	31	Outstanding equity awards at fiscal year-end	43
Short-Term incentive compensation	32	Option exercises and stock vested	44
Long-Term incentive compensation	34	Pension benefits	45
Other elements of compensation	36	Nonqualified deferred compensation	45
Decision-making process and key inputs	37	Potential payments upon change in control or termination	45
Additional compensation program features and policies	39	CEO pay ratio disclosure	51
Human Capital and Compensation Committee report	39	Human Capital and Compensation Committee interlocks and insider participation	51

Executive summary
The purpose of our compensation program is to align, motivate and retain top executive talent and drive organizational performance that is in the best interest of our shareholders in the long term. We are committed to a pay for performance philosophy and have designed our compensation programs in accordance with these objectives.
Compensation objectives
To reward both short and long-term performance, the objectives of our executive compensation program are to:

Align executive and shareholder interests	Provide a significant portion of total compensation that is performance-based and at risk	Attract and retain talented executives
2021 key compensation considerations which supported our strategy:
1.    We delivered our strongest ever Free Cash Flow year generating over $1.8 billion in 2021, which represents almost 70% conversion from adjusted EBITDA*.
2.     We executed on operational imperatives to meet the world’s growing energy and industrial needs, while overcoming global market volatility and disruption.
3.    We accelerated our strategy for the future by transforming our core, investing for growth and positioning for new frontiers.

28	2022 Proxy Statement

Executive Compensation
The following summarizes alignment between our strategic imperatives and compensation actions and results:

	Compensation Actions		Performance Results		Incentive Outcomes

Execute on 2021 financial, operational and ESG Imperatives	●	Updated Annual Incentive Plan creating a stronger focus on ESG and capital allocation	●	Free Cash Flow increased approximately 3.5x compared to 2020 *
	●	Redesigned LTIP to create a stronger focus on Free Cash Flow and margins	●	Delivered $20.5B in revenues and $2.7B in adjusted EBITDA*	●	Annual Incentive Plan supported with 119% of target payout

Accelerate strategic change to reshape the Company	●	Granted a supplemental long-term performance award in 2021 to support energy transformation strategy	●	Met short-term incentive strategic blueprint objectives for safety, capital allocation and ESG	●	LTI performance award supported with 122% of target payout
			●	Outperformed peers on TSR during 3-year LTI performance period ending in 2021, lagged median slightly on weighted ROIC metrics

* Free Cash Flow and adjusted EBITDA are non-GAAP measures. A reconciliation of GAAP to non-GAAP measures is included in the Proxy Statement in Annex A.

CEO Three-Year Realizable Compensation
Our compensation programs are designed to closely align our executives’ interests to those of our shareholders and to the long-term performance of the Company. A significant portion of executive pay is delivered in the form of long-term incentives with strong alignment to the stock price returns our shareholders' experience. As shown in the below chart, the Company's three-year TSR increased by more than our CEO's average three-year realizable pay, demonstrating directional alignment and the Human Capital and Compensation Committee’s commitment to pay-for-performance.

12/31/2018 Adj. Stock Price	$19.23	⇑
		24% increase in share price
12/31/2021 Adj. Stock Price	$23.90

2019-2021 Average CEO Target Compensation	$14.40M	⇑
		3% increase in CEO realizable value over same period
2019-2021 Average CEO Realizable Compensation	$14.81M

In the chart above, “2019-2021 Average Target Compensation” refers to the average of the target compensation opportunity offered to our CEO over the 2019 to 2021 performance years. Target compensation includes base salary, the annual short-term incentive ("STI") target compensation opportunity, and the target long-term incentive (“LTI”) grant values granted in each of the three years.

In the chart above, “2019-2021 Average Realizable Compensation” refers to the three-year average of the actual base salary earned during each year, the actual annual short-term incentive award value earned for each performance year, and LTI awards valued based on the December 31, 2021 share price and assuming estimated earned amounts for outstanding Performance Share Units. For the 2019 awards, annual Performance Share Units were calculated at 122%. The 2020 and 2021 annual Performance Share Unit awards and the Transformation Awards were each estimated at 100%.

29

Executive Compensation
Compensation features and governance
As we focus on creating a best in class compensation program that aligns with our key objectives and our shareholders’ long-term interests, we have adopted a number of practices that guide our program. The following table highlights the best governance practices that we employ and the poor practices that we avoid when setting our compensation program.

	What we do		What we don’t do
✓	Pay for performance	X	No hedging or pledging of Company stock
✓	Include clawback provisions	X	No backdating or repricing of stock option awards
✓	Engage an independent compensation consultant	X	No excessive perquisites
✓	Use a representative and relevant peer group	X	No guaranteed bonuses for NEOs
✓	Evaluate the risk of our compensation programs	X	No gross-ups in new executive arrangements
✓	Apply robust stock ownership guidelines	X	No dividend equivalents paid on unearned RSUs
✓	Mandate “double-trigger” provisions for change-in-control severance payments
✓	Align executive compensation with shareholder returns through long-term incentives
✓	Target the market median for all elements of NEOs’ compensation
2021 Say-on-Pay advisory vote on executive compensation and shareholder engagement
Each year, Baker Hughes submits our executive compensation program to our shareholders for a “say-on-pay” advisory vote, the results of which are considered when determining compensation practices. In 2021, Baker Hughes’ compensation program and policies received the support of 88.4% of the total votes cast at our annual meeting. While the say-on-pay vote is advisory and not binding on the Company, the Human Capital and Compensation Committee strongly values the opinions of our shareholders as expressed in the say-on-pay outcome. The Human Capital and Compensation Committee believes that the high shareholder say-on-pay approval demonstrates a strong alignment with our shareholders’ interests.

Engagement with our shareholders is very important to us. Even with substantial support of our executive compensation program, in 2021, members of the senior management team reached out to institutional shareholders representing approximately 61% of our Class A Common Stock to discuss the Baker Hughes' strategy, ESG program, governance structure and key executive compensation practices and listen to their feedback and priorities. An independent director participated in our engagement when requested and the feedback from shareholder engagement was discussed with the Human Capital and Compensation Committee. We believe that by engaging with our shareholders, we can further align our compensation objectives with shareholders' long-term interests.

30	2022 Proxy Statement

Executive Compensation
Total direct compensation for NEOs
We use market-standard compensation elements of base salary, annual short-term incentives, long-term incentives, and employee benefits to deliver both attractive and competitive rewards to our executives. Collectively, these elements comprise total direct compensation. We benchmark both compensation and Company performance in evaluating the appropriateness of our pay practices. Our executive pay decisions are made by the Human Capital and Compensation Committee of our Board of Directors and reviewed with the full Board of Directors. Our CEO assists the Human Capital and Compensation Committee in reviewing compensation paid to our NEOs but does not participate in discussions regarding his own compensation.
2021 Target total direct compensation
Our executive compensation program emphasizes performance-based compensation tied to increases in Baker Hughes stock price and drives strategic imperatives. Approximately 89% of Mr. Simonelli’s target total compensation is performance-based and at risk, while the other NEOs have an average of 81% performance-based and at-risk compensation.
Our NEOs’ target compensation for 2021 consisted of the components described below:

CEO		Other NEOs
11%	Base Salary Purpose	19%
17%	Fixed cash income to retain and attract highly marketable executives in a competitive market for executive talent
		20%

72%	Performance-Based Short-Term Incentive Purpose
	Annual cash incentive program designed to motivate our executives to achieve annual financial goals and other business objectives and reward them accordingly	61%

	Metrics
	Revenue, Adjusted EBITDA, Free Cash Flow, and Strategic Priorities

	Long-Term Incentives Purpose
	Annual equity incentive awards designed to further align the interests of our executives with those of our shareholders by facilitating significant ownership of Baker Hughes stock by the officers
	Metrics

CEO 60% (NEOs 50%) Performance Share Units - 50% Relative Free Cash Flow Conversion and 50% Relative ROIC with a TSR payout modifier (+/-50%) - 3 Year Cliff
CEO 40% (NEOs 50%) Restricted Stock Units - 3 Year Ratable

One-time Transformation Awards were also granted to select executives in 2021 and are described in greater detail below.
Base salaries
The Human Capital and Compensation Committee references compensation data for the Reference Group (as described below) for determining the appropriate positioning of base salaries of our executive officers. Typically, when considering an adjustment to an NEO’s base salary, the Human Capital and Compensation Committee reviews the survey data and evaluates the NEO’s position relative to the market, his or her level of responsibility, experience, internal placement, and overall performance. The Human Capital and Compensation Committee also considers the NEO’s success in achieving business objectives, promoting our values and keys to success, improving health and safety, demonstrating leadership, and achieving specific individual performance goals.
In determining global salary budgets, the Human Capital and Compensation Committee also considers the financial performance of the Company and effective execution of the strategy approved by our Board of Directors.

31

Executive Compensation
The Committee approved the following NEO base salary adjustments in 2021 to align with desired external and internal positioning:

Name	2020 Salary	2021 Salary
Lorenzo Simonelli Chairman, President and CEO	$1,475,000	$1,525,000
Brian Worrell Chief Financial Officer	$895,000	$1,000,000
Roderick Christie Executive Vice President - TPS	$685,000	$750,000
Short-Term incentive compensation

Key action
The Human Capital and Compensation Committee approved the Company-wide, overall payout of the 2021 annual short-term bonus above target based on achievement of financial metrics (weighted 70%) and achievement of strategic priorities (weighted 30%).

The short-term incentive compensation programs are designed to provide executive officers with the opportunity to earn cash bonuses based on the achievement of specific Company-wide, business unit, functional and individual performance goals. The short-term incentive compensation opportunity is determined using two factors: achievement of pre-determined financial goals and achievement of strategic priorities. Greater weight is placed on the financial component of the short-term incentives, consistent with the Company’s goal of providing a meaningful link between compensation and Company performance.
Key Baker Hughes short-term incentive design features are as follows:
•Formulaic, financial metrics weighted at 70% and with a maximum potential payout of up to 150% of target; and
•Strategic goals weighted at 30% and with a maximum potential payout of up to 200% of target.
In January 2021, the Human Capital and Compensation Committee approved a bonus design with financial and strategic goals under the Baker Hughes Executive Officer Short-Term Incentive Compensation Plan and the broad-based employee plan.

Overall weighting			Financial metrics		Strategic Blueprint priorities

70%	30%	1.	Revenue	1.	Safety & compliance
		2.	Adjusted EBITDA—adjusted for	2.	Growth & capital allocation
Financial Metrics	Strategic Blueprint Priorities		restructuring, separation & other charges	3.	ESG & Leadership
		3.	Free cash flow	4.	Shareholder returns
Bonus based on financial metrics
The Human Capital and Compensation Committee approved three weighted financial metrics: (1) Revenue: (2) Adjusted EBITDA: and (3) Free Cash Flow, as a measure of management's overall success in executing Baker Hughes' strategies and initiatives, and maintained the highest weighting towards the Free Cash Flow metric. The Human Capital and Compensation Committee also approved performance levels with respect to the achievement of the financial metrics: (1) Threshold, (2) Target, and (3) Maximum. Each year, the Board approves financial targets for the Company and the annual bonus plan as part of a rigorous planning process incorporating the external market and internal strategic business initiatives with an emphasis on stretch goals. The table below represents each of the performance levels and the associated achievement.

Baker Hughes 2021 Financial Goals (70% Weight)	Metric Weighting	Threshold (50%)	Target (100%)	Maximum (150%)	Results	Weighted Payout
Revenue	10%	$19.6B	$20.6B	$21.6B	$20.54B	97%
Adjusted EBITDA *	25%	$2.4B	$2.6B	$2.8B	$2.68B	122%
Free Cash Flow *	35%	$0.85B	$1.1B	$1.4B	$1.83B	150%**
*    Adjusted EBITDA and Free Cash Flow are non-GAAP measures. A reconciliation of GAAP to non-GAAP measures is included in this Proxy Statement in Annex A. Note: There were no adjustments made to as-reported revenue and Free Cash Flow.
** Capped based on 150% per metric maximum cap.
Our strong Free Cash Flow performance was driven by higher adjusted EBITDA, lower capex, an increase in cash flow generated from working capital, and a significant reduction in cash restructuring and separation charges. The overall weighted achievement of the financial metrics was 132% of target.

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Executive Compensation
Bonus based on Strategic Blueprint priorities
While the financial metrics reward executive officers for the achievement of specific formulaic measures, the Human Capital and Compensation Committee approved “Strategic Blueprint” priorities for the executive officers to reward them based upon the Human Capital and Compensation Committee’s assessment of the achievement of specific performance goals that are critical to the execution of the Company’s strategy, but may or may not be formulaic in nature. These Strategic Blueprint priorities consist of the following performance objectives: (1) safety and compliance; (2) growth and capital allocation; (3) ESG and leadership; and (4) shareholder returns.
The maximum funds available for the payment of bonuses related to the Strategic Blueprint priorities may not exceed two times the weighted targets for any participant. The Human Capital and Compensation Committee's assessment of the Strategic Priorities is determined independent of the financial metrics.
The Human Capital and Compensation Committee assesses the CEO’s performance relative to the established performance goals for the period and determines an appropriate payout level. The same process is conducted for the other NEOs, with Committee members also incorporating feedback and recommendations from the CEO. The Committee carefully considers all of the factors influencing the results and the NEO’s performance impacting those results.
The Human Capital and Compensation Committee considered the achievement for the Strategic Blueprint priorities below for 2021 and provided the following assessments on each priority:

Performance Component		2021 Performance Expectation		Achievements
Safety &	•	Improvement in HSE metrics versus 2020	•	Perfect days up 4 days and progress on leading indicators
Compliance	•	Compliance first culture & ERM operationalization	•	Implemented global ERM cadence and enterprise monitoring
2021 Assessment: Met Objectives
Growth & Capital	•	Organic EBITDA & FCF conversion accretion	•	EBITDA margin 1.7 point expansion and FCF/EBITDA conversion of 68%
Allocation	•	Develop systematic approach to identify new areas of growth	•	Developed systematic approach to identify new growth areas
	•	Redeployment of existing funds to higher returns	•	Investment in Industrial Energy Technology increased as a percentage of total Baker Hughes year over year
	•	Execute on portfolio strategy - inorganic and returns	•	Investment in ARMS, Augury and new energy and executed JV with MH Wirth
2021 Assessment: Met Objectives
ESG &	•	Diversity and inclusion growth	•	Increased year over year female representation
Leadership	•	Deliver training, baseline emissions & waste	•	Launched Carbon Out Program and enhanced ESG data quality
	•	Revamp organization and compensation and benefit models	•	Supported future of work, improvement in compensation and benefits models
2021 Assessment: Met Objectives
Shareholder Returns	•	TSR and ROIC improvement above peer benchmarks	•	2021 TSR up 19%, lower than peers and OSX index
	•	Active portfolio management	•	40% growth in non-US shareholders
2021 Assessment: Missed Objectives
Total Weighted Payout: 87.5% of Target
The Human Capital and Compensation Committee determines the overall Strategic Blueprint payout for the Company and may adjust the associated payout for each business unit and for executive officers based on individual performance. In determining the payout for each business unit and NEO under the Strategic Blueprint portion of the short-term incentive plan, the Human Capital and Compensation Committee considered the individual achievement of the Company’s goals and in his or her areas of direct responsibilities and the magnitude of those contributions relative to the benefit of the Company.
Mr. Simonelli also made recommendations to the Human Capital and Compensation Committee on the payouts for his team, including the NEOs, based on their results, leadership, and contributions in 2021, but was not involved in discussions regarding his own bonus payout.

33

Executive Compensation
Final 2021 short-term incentive payout
The Human Capital and Compensation Committee approved an overall bonus payout under the short-term incentive plan of 119% of target for Mr. Simonelli and the other NEOs, with Mr. Christie receiving 130% of target to recognize financial and strategic outperformance by the Turbomachinery and Process Solutions segment. These outcomes were also consistently applied to the employee population eligible to participate in the short-term incentive plan, with one segment receiving a below-average payout based on operational challenges.
The table below represents the 2021 target and actual payout for each of the NEOs based upon the established financial and strategic metrics described above.

Name	Target Bonus	Actual Bonus	% Of Target
Lorenzo Simonelli Chairman, President and CEO	$2,287,500	$2,722,125	119%
Brian Worrell Chief Financial Officer	$1,250,000	$1,487,500	119%
Maria Claudia Borras Executive Vice President - OFS	$820,000	$975,800	119%
Roderick Christie Executive Vice President - TPS	$750,000	$975,000	130%
Neil Saunders Executive Vice President - OFE	$550,590	$655,202	119%
Long-Term incentive compensation

Key action: Awarded annual long-term incentive grants with an emphasis on out-performing the market
With the intention of incentivizing strong performance and ensuring a heavy weighting of at-risk performance incentives, the Human Capital and Compensation Committee granted 60% of Mr. Simonelli's and 50% of the other NEOs’ annual long-term incentives during the 2021 grant cycle in the form of Performance-based Share Units ("PSUs"). The vesting of the PSUs is subject to the Company’s free cash flow conversion, ROIC, and TSR relative to the Performance Peer Group measured over a three-year performance period ending in 2023.

2021 annual long-term incentive awards
The long-term incentive program allows executive officers to earn compensation based on sustained multi-year financial and/or superior stock price performance. Consistent with our at-risk pay philosophy, long-term incentives comprise the largest portion of an executive officer’s compensation package. Approximately 72% of Mr. Simonelli’s annual target total compensation is based on long-term incentives, while the other NEOs have an average of 61% based on long-term incentives.
A primary objective of the long-term incentive plan is to align the interests of executive officers with those of our shareholders. The Human Capital and Compensation Committee determines the total grant date value of long-term incentives to be granted to the executive officers as well as the form of long-term incentive compensation vehicles to be utilized. The awards granted to executive officers by the Human Capital and Compensation Committee vary each year and are based on factors such as the demand for talent, cost considerations, the performance of the Company, the executive officer’s performance, competitive compensation information, including compensation survey data, and total compensation package as well as other factors the Human Capital and Compensation Committee deems critical to achieving the Company’s business objectives.
In January 2021, the Human Capital and Compensation Committee approved long-term incentive awards aligned with the NEOs target compensation package in the form of 50% PSUs and 50% RSUs. Mr. Simonelli's award was in the form of 60% PSUs and 40% RSUs. The PSUs vest upon achievement of performance goals after three years and the RSUs vest one-third each year over three years. The Human Capital and Compensation Committee believes that these splits provide a balanced focus on stock price appreciation, the successful achievement of financial results, and aids in the retention of key leaders.

Annual LTI Awards	Performance Shares Units(1)	Restricted Stock Units(1)	Total(1)
Lorenzo Simonelli Chairman, President and CEO	$6,000,000	$4,000,000	$10,000,000
Brian Worrell Chief Financial Officer	$1,750,000	$1,750,000	$3,500,000
Maria Claudia Borras Executive Vice President - OFS	$1,250,000	$1,250,000	$2,500,000
Roderick Christie Executive Vice President - TPS	$1,000,000	$1,000,000	$2,000,000
Neil Saunders Executive Vice President - OFE	$1,000,000	$1,000,000	$2,000,000
(1)Amounts above represent rounded target values as of the date of grant, based on the Company’s stock price, and differ from the amounts set forth in the Summary Compensation Table and Grants of Plan-Based Awards Table, which are computed in accordance with FASB ASC Topic 718.

34	2022 Proxy Statement

Executive Compensation
The PSU design:
•Utilizes relative metrics for Free Cash Flow conversion and ROIC, with a payout modifier for TSR outcomes;
•Delivers any payout that is actually earned at the end of the three-year performance period;
•Compares Baker Hughes' performance versus the OSX Index as of January 1 each year; and
•Balances stock returns with capital investment returns

Relative Free Cash Flow Conversion 50% of Unit		Relative ROIC 50% of Units			Percentile Rank (Core Metric)	Payout Multiple(1)		Relative TSR Modifier +/-50%
Free Cash Flow divided by adjusted EBITDA	+	●	3 Year Absolute Change (2020 versus 2023) 3 Year Cumulative Average (2021 through 2023)	ð	75th Percentile or Greater	150%	+	Average closing price between December 31, 2020 and December 31, 2023, including dividends
					50th Percentile	100%
		●			25th Percentile	50%
					Below 25th Percentile	0%

(1)The number of the PSUs will be determined by straight-line interpolation for performance between the 25th percentile and the 50th percentile and between the 50th percentile and the 75th percentile.

2021 Transformation award
The Human Capital and Compensation Committee approved special cash-based transformation incentive awards granted in 2021 ("Transformation Awards") for key leadership of the Company. The Transformation Awards granted to executive officers are 100% performance-based and cover the performance period January 1, 2021 through December 31, 2023 and have a potential cash payout ranging from zero to 200% of target depending on Company performance against predetermined goals, including:

•70% relative adjusted EBITDA margin; and
•30% strategic transformational objectives in areas such as energy transition technology, ESG and revenue growth

In determining to grant the Transformation Awards, the Human Capital and Compensation Committee considered the need to further focus, align, and retain the senior leadership who are critical to the execution of transformative commitments over the pivotal upcoming three-year period. Consisting of 100% at-risk performance units, any potential future cash payouts under these awards are fully contingent upon achieving key financial and strategic metrics designed to position the Company at the forefront of the energy transition and effectively evolve the Company alongside the changing energy landscape. Mr. Simonelli’s target grant value was $3,000,000 and Mr. Worrell, Ms. Borras and Mr. Christie each had a target grant value of $1,500,000.

One-time retention award
The Company granted Mr. Saunders a conditional cash-retention award in the amount of £610,500 that will become payable upon his continued employment through December 31, 2022. This award was granted in order to incentivize continued employment with the Company through the end of 2022.
2019 long-term incentive payout
The PSUs granted in 2019, which vested based on performance through December, 31, 2021, were based on relative TSR (50%) and ROIC (50%) versus the Company's Peer Group during the performance periods within 2019 to 2021.

2019 Performance Shares Units		Relative TSR 50% of Units			Relative ROIC 50% of Units			Percentile Rank (Core Metric)	Payout Multiple
Payout Range 0% - 150%	ð	●	Average closing price between December 31, 2018 and December 31, 2021, including dividends If TSR is negative, payout is capped at 100%	+	●	3 Year Absolute Change (2018 versus 2021)	ð	75th Percentile or Greater	150%
								50th Percentile	100%
		●			●	3 Year Cumulative Average (2019 through 2021)		25th Percentile	50%
								Below 25th Percentile	0%

35

Executive Compensation
The table below represents each of the performance levels and the associated achievement for the 2019 PSUs.

2019 PSU measure	Rank	Percentile	Payout multiple	Weighted Payout
Relative TSR	2 / 16	93%	150%
3 year Absolute Change ROIC	7 / 16	60%	120%
3 year Cumulative Average ROIC	11 / 16	33%	67%
Weighted payout				122%
The 2019 performance period ended on December 31, 2021. The TSR performance measured at +25.1% which placed us in the 93rd percentile rank against the peer group and resulted in an achievement of 150%. The 3-year Absolute Change ROIC was (1.4%), and 3 year Cumulative Average ROIC was (20.7%); together, this resulted in a weighted payout of 93.5% for the ROIC metrics. All combined, the 2019 PSU metrics results obtained an overall payout of 122% of target.

Other elements of compensation
Baker Hughes offers a variety of health and welfare and retirement programs to all eligible employees. The NEOs are generally eligible for the same broad-based benefit programs on the same basis as the rest of our employees who work in their respective countries. Programs that provide different levels of benefits for executive officers are noted in the descriptions below, including long-term disability, life insurance, the Baker Hughes Supplemental Retirement Plan (the “SRP”), the frozen Baker Hughes Supplementary Pension Plan, the Executive Severance Plan, and financial counseling.
We routinely benchmark our benefit programs against the competitive market and make modifications as we deem appropriate. Outlined below is a summary of benefits provided in 2021 to Baker Hughes executives.
Executive benefits
Life insurance
The Company provides life insurance and accidental death and dismemberment programs to provide financial protection for employees or their beneficiaries in the event of death. In the U.S., executive officers receive life insurance and accidental death and dismemberment coverage at two times base salary. Executive officers may also purchase perquisite life insurance and accidental death and dismemberment coverage from one to three times pay. All employees have the option of purchasing supplemental life insurance, spouse and child life insurance as well as voluntary accidental death and dismemberment insurance. Various limits apply to each program.
The Company also provides a long-term disability program with continuation of a percentage of the employee’s base pay up to age 65 if the employee has a qualifying disability lasting longer than 26 weeks. Disability coverage options include Company paid core coverage equal to 50% income replacement or optional buy-up coverage equal to 60% income replacement. NEOs receive the buy-up option at no additional cost.
As part of benefits transition through 2023, Messrs. Simonelli, Worrell, and Ms. Borras are eligible to receive taxable payments to cover premiums for universal life insurance policies as they did under GE plans. These policies include: (1) Executive Life, which provides universal life insurance policies for the NEOs totaling $3 million in coverage at the time of enrollment and increases by 4% annually thereafter; and (2) for Leadership Life, which provides universal life insurance policies for the NEOs with coverage of two times their annual pay (salary + most recent bonus).
Retirement plans
The SRP offered to US executives is a nonqualified defined contribution retirement plan intended to supplement the retirement benefits of a select group of management. It provides for a basic contribution of 5% of the participant’s elective deferral under the SRP and 5% of the sum of the participant’s base compensation and bonus for the calendar year (whether or not deferred) that exceeds the dollar limit under Section 401(A)(17) of the Code ($290,000 in 2021); and the base contribution that would have been made under the Baker Hughes 401(k) Plan but for the participant’s elective deferral under the SRP or the dollar limit under Section 401(A)(17) of the Code; plus deemed interest credits based upon the rate of earnings on selected notional investment funds.
Executive severance plan
The Baker Hughes Executive Severance Plan provides assistance to executive officers, including NEOs, while they seek other employment following an involuntary separation from service. Under the plan, NEOs are eligible for severance of twelve months of base salary and outplacement services up to twelve months. Our NEOs may also have additional severance benefits through individual agreements, which are described in the Payments Upon Change in Control or Termination section later in this Proxy Statement.
Change in Control plan
The Baker Hughes Company Executive Change in Control Severance Plan (the “Executive Change in Control Plan”) covers top management of the Company, including the NEOs. The plan provides market-aligned, double-trigger protections to participants in the event of a change in control. Potential payments under this plan are outlined in the Payments Upon Change in Control or Termination section later in this Proxy Statement.

36	2022 Proxy Statement

Executive Compensation
Financial counseling
In addition to Company-wide benefits, Baker Hughes provides NEOs with elective Company-paid professional financial planning and tax preparation services through a third party. We believe this service improves their understanding of the compensation and benefits programs offered by the Company and serves to maximize the retention and engagement value of our programs. It also allows the NEOs to more fully concentrate on our business success and comply with plan requirements. We do not reimburse executives for taxes paid on income attributable to this benefit.
Indemnification agreements
We entered into an indemnification agreement with each of our directors and executive officers. These agreements provide that we will indemnify such persons against certain liabilities that may arise by reason of their status or service as directors or officers, to advance their expenses incurred as a result of a proceeding as to which they may be indemnified and to cover such persons under any directors’ and officers’ liability insurance policy we choose, in our discretion, to maintain. These indemnification agreements are intended to provide indemnification rights to the fullest extent permitted in the State of Delaware and are in addition to any other rights the indemnitee may have under the Company’s Amended and Restated Certificate of Incorporation, Third Amended and Restated Bylaws, and applicable law. We believe these indemnification agreements enhance our ability to attract and retain knowledgeable and experienced executive officers and directors.
Decision-making process and key inputs
Human Capital and Compensation Committee process
Annually, the Human Capital and Compensation Committee reviews each compensation element for the CEO and each of the other NEOs. The independent consultant to the Human Capital and Compensation Committee provides benchmark data based on the established Compensation Reference Group, as well as market trends and legislative updates. When reviewing compensation for the NEOs, the Human Capital and Compensation Committee balances each NEO’s scope of responsibilities and experience against competitive compensation levels.
Each January, our CEO meets with the Human Capital and Compensation Committee and with the Board to review Baker Hughes’ performance for the past year. The review focuses on the financial results and the quantitative and qualitative performance objectives from the Strategic Blueprint priorities. At this time, they also review and approve the short-term incentive goals for the upcoming year and new long-term incentive grants.
At each meeting during the year, the Human Capital and Compensation Committee is engaged on the topics related to leadership and talent development, with one meeting dedicated wholly to an in-depth review of succession planning for key executive officer roles, including the CEO.
In 2021, our Human Capital and Compensation Committee had four meetings.
Compensation consultant and conflict of interest analysis
The Human Capital and Compensation Committee retains Frederic W. Cook & Co., Inc. (“FW Cook”) as its independent compensation consultant. FW Cook advised the Human Capital and Compensation Committee on matters related to the executive officer’s compensation and general compensation programs, including industry best practices. As described above, FW Cook has also been engaged by the Board to review our non-employee director compensation program.
In accordance with the requirements of Item 407(e)(3)(iv) of Regulation S-K, the Human Capital and Compensation Committee considered the relationships FW Cook had with the Company, the members of the Human Capital and Compensation Committee and Baker Hughes’ executive officers, as well as the policies that FW Cook had in place to maintain its independence and objectivity, and determined that no conflicts of interest arose from the work performed by FW Cook.
Benchmarking
The high level of competition for executive talent magnifies the need to ensure that our executive compensation programs are appropriately positioned against peer companies. To appropriately benchmark compensation and measure performance, Baker Hughes utilizes two primary benchmarking sources: (1) a Compensation “Reference Group” and (2) a Performance “Peer Group.”
Compensation “Reference Group”
The Human Capital and Compensation Committee regularly assesses the market competitiveness of the Company’s executive compensation program based on data from a comparator peer group. The companies comprising the Reference Group include industry peers and companies in the broader energy and general industry sectors with similar business characteristics, size, margins, competition for talent, and other key compensable factors. There are challenges developing a reference group based solely on our industry. The direct industry is small and the majority are significantly smaller in size and scale of operations. Consequently, expansion beyond the direct industry is necessary to maintain a sufficient sample size of suitable comparison companies.

37

Executive Compensation
The chart below represents the key criteria that was considered in selecting the Reference Group.

Primary selection criteria

Similar Business Characteristics: global scale, engineering, industrial, and technology applications, multiple divisions, logistical complexity, business services, asset/people intensity, and mature stage business

Labor Market Competitors: Baker Hughes’ market for executive talent extends throughout multiple industries

Scale: Primary – Revenue, Secondary – Market Cap. Generally within a 1/3x to 3x range but larger comparators may be appropriate if the prior criteria are met

The Reference Group for Baker Hughes is comprised of 27 companies. Baker Hughes is positioned at the median for revenue, similar to our executive compensation which is also aligned with the median of the Reference Group.

Compensation Reference Group

27 companies - Blend of General Industry, Capital Intensive and Global Oil & Gas Peers
3M Company Caterpillar Inc. ConocoPhillips Cummins Inc. Danaher Corporation Deere & Company Devon Energy Corporation Eaton Corporation plc Emerson Electric Co.
EOG Resources, Inc.
FedEx Corporation
Fluor Corporation
General Dynamics Corporation
Halliburton Company
Honeywell International Inc.
Illinois Tool Works Inc.
International Paper Company
Johnson Controls International plc

NOV Inc. Occidental Petroleum Corporation PACCAR Inc. Parker-Hannifin Corporation Raytheon Technologies Corporation Schlumberger Limited TechnipFMC plc Textron Inc. United Parcel Service. Inc.
Used to identify and compare executive pay practices such as pay mix, levels and magnitude, competitiveness, prevalence of long-term incentive vehicles, and pay-for-performance plans.
The Human Capital and Compensation Committee considers executive compensation at these companies as just one among several factors in setting pay. The Committee uses the comparative data as a reference point in exercising judgment about compensation types and amounts, generally referencing the median of the appropriate peer group. The use of Reference Group proxy data and published survey data in both the general industry and the energy industry satisfies the need for both statistical validity and industry factors. The Reference Group data is used to assess the competitive market value for executive jobs, assess pay practices, validate targets for pay plans, test the compensation strategy, observe trends, and provide a general competitive backdrop for decision making.
Performance “Peer Group”
The Human Capital and Compensation Committee assesses Company long-term performance in part through PSUs based on the companies in the OSX index (plus TechnipFMC) each year to align with the wider portfolio of Baker Hughes. Because of the technical nature of the industry, cyclical nature of the markets, high labor needs, and capital requirements, the oilfield service companies in the OSX index (plus TechnipFMC) currently provide the best competitive comparison for benchmarking performance over the long-term and competing for similar shareholder investments. The Committee reviews this peer group at least annually, including to consider whether this peer group should evolve over time in conjunction with a shifting portfolio.

Performance Peer Group

OSX Index (plus TechnipFMC) as of January 1, 2021
Cactus, Inc. ChampionX Core Laboratories N.V. Dril-Quip Inc. Golar LNG Limited	Halliburton Company Helmerich & Payne, Inc. Nabors Industries Ltd. Oceaneering International, Inc. Oil States International, Inc.	Schlumberger Limited TechnipFMC plc Teekay Tankers Ltd. Transocean Ltd. USA Compression Partners LP
Used to compare performance in order to determine long-term incentive plan results.

38	2022 Proxy Statement

Executive Compensation
Additional compensation program features and policies
Stock ownership guidelines
The Baker Hughes Board of Directors adopted stock ownership guidelines for our executive officers to ensure that they have a meaningful economic stake in the Company. The guidelines are designed to satisfy an individual executive officer’s need for portfolio diversification, while maintaining management stock ownership at levels intended to be high enough to maximize alignment and to assure our shareholders of management’s commitment to value creation. Executive officers are required to hold the number of shares valued at a multiple of their base salary, in the amounts listed below:

Role	Guidelines
Chairman, President and Chief Executive Officer	6X Base Salary
Chief Financial Officer	3X Base Salary
Other executive officers reporting to the CEO	2X Base Salary
An executive officer has five years to comply with the ownership requirement starting from the date of appointment to a position noted above. If an executive officer is promoted to a position with a higher ownership salary multiple, the executive officer has five years from the date of the change in position to reach the higher expected stock ownership level but he or she still must meet the prior expected stock ownership level within the original five years of the date first appointed to such prior position. Executive officers who have not met the applicable stock ownership level within the time required are required to hold 75% of the net shares acquired from the future exercise or vesting of awards received under the Company’s equity compensation programs until the ownership levels are met. Executive officers are required to meet their stock ownership requirement by holding at least 30% of their shares in the long position.
The Human Capital and Compensation Committee annually reviews each executive officer’s compensation and stock ownership levels to determine whether they are appropriate. In 2021, all of the NEOs were in compliance with the stock ownership guidelines.
Risk assessment
Baker Hughes conducts an annual review of its compensation programs and practices to assess any inherent risks which are reasonably likely to have a material adverse effect on the Company and presents a report to the Human Capital and Compensation Committee to facilitate a discussion. For purposes of this review, risk was defined as any compensation arrangements for all employees, including NEOs, that could motivate behavior that could be reasonably likely to have a material adverse effect on the Company.
The review evaluates certain areas of potential risk and tools for mitigating risk specifically related to compensation. Overall, the Company’s compensation programs are designed to manage risk at appropriate levels and do not include features which encourage behaviors that lead to excessive risk-taking.
Clawback policy
The Company has a clawback policy that provides the Board with the right to request and receive reimbursement of performance or incentive compensation for conduct detrimental to the Company, which resulted in a material inaccuracy in the Company’s financial statements or performance metrics, and which affect the executive officer’s compensation.
Human Capital and Compensation Committee report
The Human Capital and Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based upon such review, the related discussions and such other matters deemed relevant and appropriate by the Human Capital and Compensation Committee, the Human Capital and Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement to be delivered to shareholders.
Gregory D. Brenneman, Chair
Cynthia B. Carroll
Clarence P. Cazalot
Nelda J. Connors

39

Executive Compensation
Summary compensation table
The following table summarizes the total compensation paid or earned for 2021, 2020, and 2019 by each of the NEOs, comprised of our principal executive officer, our principal financial officer, three other most highly compensated executive officers during the year ended December 31, 2021.

Name and Principal Position	Year	Salary ($)	Stock Awards (1) ($)	Option Awards (2) ($)	Non-Equity Incentive Plan Compensation (3) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4) ($)	All Other Compensation (5) ($)	Total ($)
Lorenzo Simonelli Chairman, President and CEO	2021	1,494,231	10,856,292	—	2,722,125	—	573,804	15,646,451
	2020	1,475,000	9,807,294	—	1,327,500	2,119,972	583,255	15,313,021
	2019	1,437,500	6,695,154	2,249,999	2,212,500	1,867,854	459,614	14,922,621
Brian Worrell Chief Financial Officer (6)	2021	935,385	3,749,737	—	1,487,500	—	3,916,891	10,089,513
	2020	895,000	3,443,265	—	537,000	1,217,256	1,270,921	7,363,442
	2019	872,500	2,603,637	874,996	895,000	1,149,808	2,653,876	9,049,817
Maria Claudia Borras Executive Vice President--OFS	2021	820,000	2,678,371	—	975,800	—	248,257	4,722,428
	2020	820,000	2,459,462	—	492,000	75,849	217,799	4,065,110
	2019	800,000	1,859,731	624,999	615,000	78,434	189,314	4,167,478
Roderick Christie Executive Vice President--TPS (7)	2021	710,000	2,142,688	—	975,000	—	163,013	3,990,701
	2020	685,000	1,967,539	—	411,000	321,366	286,864	3,671,769
	2019	673,500	1,487,812	499,994	671,300	270,205	399,115	4,001,926
Neil Saunders Executive Vice President-- Oilfield Equipment (8)	2021	550,590	2,142,688	—	655,202	—	178,513	3,526,993

(1)    The amount reflected in the "Stock Awards" column is the aggregate grant date fair value of stock awards in the form of PSUs and RSUs granted in the years shown. For RSUs, and PSUs based on relative ROIC, generally the aggregate grant date fair value is the amount that the Company expects to expense for accounting purposes over the award's vesting schedule and does not correspond to the actual value that the NEOs will realize from the award. For PSUs based on TSR, the aggregate grant date fair value of the awards made to the NEOs is estimated in accordance with FASB ASC Topic 718. The estimated fair value of each TSR based grant is established on the date of grant using a Monte Carlo simulation model in a manner that is consistent with generally accepted valuation principles. The value ultimately realized by the executive upon the actual vesting award may or may not be equal to the FASB ASC Topic 718 determined value. For a discussion of valuation assumptions, see “Note 14 - Stock-Based Compensation” of the Notes to Consolidated and Combined Financial Statements included in our Annual Report under Item 8 of the Form 10-K for the year ended December 31, 2021. The value of the 2021 PSU awards on the grant date, assuming achievement of the maximum performance level of 150% would be: Mr. Simonelli -- $10,284,461; Mr. Worrell -- $2,999,620; Ms. Borras -- $2,142,575; Mr. Christie -- $1,714,053; and Mr. Saunders -- $1,714,053.
(2)    None of our NEOs were awarded stock options in 2021 or 2020. The amount reflected in the "Option Awards" column for 2019 is the aggregate grant date fair value of the awards made to the NEOs, computed in accordance with FASB ASC Topic 718. The fair value of each grant is established on the date of grant using the Black-Scholes option-pricing model. The value ultimately realized by the executive upon the actual vesting of the exercise of the stock options may or may not be equal to the FASB ASC Topic 718 determined value.
(3)    The amount reflected in the "Non-Equity Incentive Plan Compensation" column is the payment earned under our annual bonus program. Non-equity incentive plan compensation awards which were not earned in 2021 are not included.
(4)    The amounts in this column reflect the change in the present value of the applicable NEO’s accumulated benefits under applicable pension plan(s) and above-market earnings on nonqualified deferred compensation.
~~•~~For Messrs. Simonelli and Worrell and Ms. Borras, the amounts in this column represent the change in present value of all accumulated benefits under the Baker Hughes Supplementary Pension Plan which is a completely frozen plan (i.e., frozen as to any new participants and to further accumulation of benefits related to futures service) and, for the NEOs, it is primarily a benefit that was fully funded by GE and transferred to Baker Hughes, effective as of December 31, 2018 for service prior to that date. For 2021, the applicable values were negative: Mr. Simonelli — ($210,200); Mr. Worrell — ($72,603); Ms. Borras — ($4,619); Mr. Christie — ($143,701); and Mr. Saunders — ($50,036). For the beginning 2020 pension value for Messrs. Christie and Saunders, a foreign exchange rate of 1 GBP to 1.34 USD was used; similarly, for 2021 values, a foreign exchange rate of 1 GBP to 1.32 USD was applied.
•For Mr. Christie, the amount in this column represents the change in present value of all accumulated benefits under the Baker Hughes UK Pension Plan which is a completely frozen plan (i.e., frozen as to any new participants and to further accumulation of benefits related to future service) and, for Mr. Christie, it is primarily a benefit that was fully funded by GE and transferred to Baker Hughes, effective as of July 1, 2019 for service prior to that date.
•None of the NEOs will earn future benefits under applicable plans for future service to Baker Hughes.

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•For 2019, the change in present value is primarily a change in actuarial values only and driven by a significant decrease in the discount rate and changes to mortality.
(5)    We provide NEOs with other benefits that we believe are reasonable, competitive, and consistent with our overall executive compensation program. The costs of these benefits for 2021, minus any reimbursements by the NEOs, are shown in the table below. On occasion/infrequently, spouses or family members of our named executive officers accompany them on chartered aircraft that is already going to a specific destination for business purposes. This use has minimal, if any, incremental cost to the Company.

Name	Life Insurance Premiums ($)	Company Contributions to Retirement & Savings Plans ($)	Financial & Tax Planning ($)	Relocation Benefits ($)	Relocation Tax Benefits ($)	Dividend Equivalents ($)	Foreign Allowances ($)	Other ($)	Total ($)
Simonelli	43,900	253,956	13,580	—	—	261,003	—	1,365	573,804
Worrell	9,743	132,515	14,330	218,438	3,405,955	135,910	—	—	3,916,891
Borras	22,303	115,511	—	—	—	110,443	—	—	248,257
Christie	10,346	51,675	—	18,873	—	82,118	—	—	163,013
Saunders	4,074	7,341	9,812	—	—	50,932	104,328	2,025	178,513
Life Insurance Premiums: Described under Employee Benefits in this Proxy Statement.
Company Contributions to Retirement & Savings Plans: The values represent employer matching and employer base contributions that the Company contributed to the Baker Hughes Company 401(k) Plan that is available to all U.S. employees and Company contributions to SRP accounts available to U.S. executives. For Mr. Christie and Saunders, the values represent employer contributions to the Baker Hughes International Retirement Plan, an alternative benefits program available to non-U.S. executives.
Financial and Tax Planning: Expenses for the use of advisors for financial, estate, and tax preparation, as well as planning and investment analysis and advice.
Relocation Benefits: With respect to Mr. Worrell and Christie, this column reflects benefits provided to them in connection with their non-permanent assignment to London and Florence, respectively, at the Company's request and while employed by Baker Hughes. These benefits, which are consistent with those we provide to employees working on non-permanent assignments outside their home countries consisted of immigration support, cost-of-living adjustments, housing, transportation, utilities, and other destination services.
Relocation Tax Benefits: With respect to Mr. Worrell, this column reflects the cost of Company-provided tax equalization benefits provided to him in connection with his non-permanent assignments for Baker Hughes-related compensation. The amounts reflect the net cost after considering hypothetical taxes that are withheld from his compensation. These benefits are consistent with those we provide to employees working on non-permanent assignments outside their home countries. The amounts attributed to Mr. Worrell's 2021 Relocation Tax Benefits reflect in part the increased costs and tax liabilities in the host country due to travel and quarantine restrictions, in compliance with COVID related protocols. Mr. Worrell's previously reported Relocation Tax Benefits have been revised to reflect tax equalization reimbursements paid in 2021 of $810,846 for 2020 and $1,945,000 for 2019.
Dividend Equivalents: This column reflects payments for dividend equivalents that accrued as quarterly dividends are declared and that are paid when the RSUs vest.
Foreign Allowances: With respect to Mr. Saunders, this column reflects the cost of a Company-provided car allowance and a flex cash allowance as provided to senior executives as part of our UK compensation package.
Other: This column reflects other benefits provided, none of which individually exceeded the greater of $25,000 nor 10% of the total amounts of perquisites described in this section. These benefits include the cost of annual physical examinations for Mr. Simonelli and private medical insurance for Mr. Saunders.
(6)    The previous years’ amounts attributed to Mr. Worrell's All Other Compensation have been revised to include tax equalization reimbursements of $810,846 for 2020 and $1,945,000 for 2019.
(7)    Mr. Christie’s salary was paid in British Pounds (GBP) prior to July 2019. For 2019, his GBP salary was converted to US Dollars (USD) by using the foreign exchange rate of 1 GBP to 1.30 USD, which was in effect at the time of his salary review.
(8)    Mr. Saunders' salary is paid in British Pounds (GBP). For 2021, his GBP salary was converted to US Dollars (USD) by using the foreign exchange rate of 1 GBP to 1.3528 USD as of December 31, 2021.

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Grants of plan-based awards in 2021
This table discloses the number of PSUs and RSUs granted during 2021 and the grant date fair value of these awards. It also sets forth potential future payouts under the Company's non-equity incentive plans.

				Estimated Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Performance-Based RSUs (#)(2)			RSUs(3) (#)	Stock Options (#)	Stock Option Exercise Price ($/Sh)	Grant Date Fair Value of Awards ($)
Name	Grant Date	Award Type		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Lorenzo Simonelli	N/A	STI		800,625	2,287,500	3,774,375
	1/1/2021	CPA	(4)	1,500,000	3,000,000	6,000,000
	1/28/2021	PSU					—	291,262	436,893				6,856,307
	1/28/2021	RSU								194,174			3,999,984
Brian Worrell	N/A	STI		437,500	1,250,000	2,062,500
	1/1/2021	CPA	(4)	750,000	1,500,000	3,000,000
	1/28/2021	PSU					—	84,951	127,427				1,999,747
	1/28/2021	RSU								84,951			1,749,991
Maria Claudia Borras	N/A	STI		287,000	820,000	1,353,000
	1/1/2021	CPA	(4)	750,000	1,500,000	3,000,000
	1/28/2021	PSU					—	60,679	91,019				1,428,384
	1/28/2021	RSU								60,679			1,249,987
Roderick Christie	N/A	STI		262,500	750,000	1,237,500
	1/1/2021	CPA	(4)	750,000	1,500,000	3,000,000
	1/28/2021	PSU					—	48,543	72,815				1,142,702
	1/28/2021	RSU								48,543			999,986
Neil Saunders	N/A	STI		192,707	550,590	908,474
	1/28/2021	PSU						48,543	72,815				1,142,702
	1/28/2021	RSU								48,543			999,986
(1)    Amounts represent potential payouts for the fiscal year 2021 performance year under the short-term incentive plan. If threshold levels of performance are not met, then the payout can be zero.
(2)    Amounts represent grants of PSUs made in January 2021. These awards cliff vest after three years if the performance criteria are met. For potential payout information, see the discussion on "Performance Share Units" in the Compensation Discussion & Analysis Section.
(3)    Amounts shown represent the number of RSUs granted in 2021. Awards generally vest pro rata over a three-year period beginning on the first anniversary of the grant date. Dividends are accrued throughout the year on RSUs and paid out once the units vest. The dividend rate is determined by the Board of Directors on a quarterly basis. The Company determines the fair value of RSUs based on the market price of our Class A Common Stock on the date of grant.
(4)    Amounts represent the Transformation Award, granted on January 1, 2021. A cash payment opportunity can be earned after a 3-year performance period if the performance criteria is satisfied. For potential payout information, see the discussion on "Long-Term incentive compensation" in the Compensation Discussion & Analysis Section.

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Outstanding equity awards at fiscal year end
The following table shows outstanding stock option awards classified as exercisable and unexercisable as of December 31, 2021 for the NEOs. The table also shows unvested and unearned stock awards assuming a market value of $24.06 per share (the closing market price of the Company's Common Stock on December 31, 2021, the last trading day of 2021).

Name	Option Awards					Stock Awards
	Option / PSU / RSU Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price(1) ($)	Option Expiration Date(2)	Number of Shares or Units of Stock that have not Vested (#)		Market Value of Shares or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares Units or Other Rights that have not Vested ($)
Lorenzo Simonelli	8/1/2017	374,687	—	35.70	8/1/2027
	1/22/2018	199,822	—	35.55	1/22/2028
	6/1/2018					17,177	(3)	413,279
	1/23/2019	235,478	117,740	22.98	1/23/2029
	1/23/2019					32,637	(4)	785,246
	1/23/2019								238,902	(5)	5,747,982
	1/22/2020					117,578	(4)	2,828,927
	1/22/2020								264,550	(6)	6,365,073
	1/28/2021					194,174	(4)	4,671,826
	1/28/2021								291,262	(7)	7,007,764
Brian Worrell	7/31/2017	70,507	—	36.89	7/31/2027
	1/22/2018	77,708	—	35.55	1/22/2028
	1/23/2019	91,574	45,788	22.98	1/23/2029
	1/23/2019					12,692	(4)	305,370
	1/23/2019								92,905	(5)	2,235,294
	1/22/2020					51,440	(4)	1,237,646
	1/22/2020								77,160	(6)	1,856,470
	1/28/2021					84,951	(4)	2,043,921
	1/28/2021								84,951	(7)	2,043,921
Maria Claudia Borras	7/31/2017	50,362	—	36.89	7/31/2027
	1/22/2018	55,506	—	35.55	1/22/2028
	1/23/2019	65,410	32,706	22.98	1/23/2029
	1/23/2019					9,066	(4)	218,128
	1/23/2019								66,360	(5)	1,596,622
	1/22/2020					36,743	(4)	884,037
	1/22/2020								55,114	(6)	1,326,043
	1/28/2021					60,679	(4)	1,459,937
	1/28/2021								60,679	(7)	1,459,937
Roderick Christie	7/31/2017	40,290	—	36.89	7/31/2027
	1/22/2018	44,404	—	35.55	1/22/2028
	1/23/2019	52,328	26,164	22.98	1/23/2029
	1/23/2019					7,253	(4)	174,507
	1/23/2019								53,089	(5)	1,277,321
	1/22/2020					29,394	(4)	707,220
	1/22/2020								44,090	(6)	1,060,805
	1/28/2021					48,543	(4)	1,167,945
	1/28/2021								48,543	(7)	1,167,945

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Executive Compensation

Name	Option Awards					Stock Awards
	Option / PSU / RSU Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price(1) ($)	Option Expiration Date(2)	Number of Shares or Units of Stock that have not Vested (#)		Market Value of Shares or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares Units or Other Rights that have not Vested ($)
Neil Saunders	7/31/2017	40,290	—	36.89	7/31/2027
	1/22/2018	44,404	—	35.55	1/22/2028
	1/23/2019	52,328	26,164	22.98	1/23/2029
	1/23/2019					7,253	(4)	174,507
	1/23/2019								53,089	(5)	1,277,321
	1/22/2020					29,394	(4)	707,220
	1/22/2020								44,090	(6)	1,060,805
	1/28/2021					48,543	(4)	1,167,945
	1/28/2021								48,543	(7)	1,167,945
(1)    The exercise price is equal to the closing market price of a share of our Common Stock on the grant date.
(2)    Each option grant has a ten-year term and vests ratably over three years beginning on the first anniversary of the grant date.
(3)    Reflects the number of five-year RSUs that are scheduled to vest in June 2023, subject to continued service.
(4)    Reflects the number of three-year RSUs that will vest ratably over three years beginning on the first anniversary of the grant date.
(5)    Reflects the achievement of performance and service conditions of 122% for the three-year TSR and ROIC PSUs which vested in January 2022.
(6)    Reflects the target number of three-year TSR and ROIC PSUs which are scheduled to vest in January 2023, subject to the achievement of performance and service conditions.
(7)    Reflects the target number of three-year PSUs which are scheduled to vest in January 2024, subject to the achievement of performance and service conditions.

Option exercises and stock vested
The following table sets forth certain information regarding stock awards vested during 2021 for the NEOs.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Lorenzo Simonelli	—	—	231,027	5,228,987
Brian Worrell	—	—	129,336	2,889,907
Maria Claudia Borras	—	—	104,757	2,339,481
Roderick Christie	—	—	78,031	1,743,129
Neil Saunders	—	—	49,155	1,100,782
(1)The value realized upon the vesting of the stock awards is determined by multiplying the number of shares of stock by the closing price of the stock on the vesting date.

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Pension benefits
The following table discloses the years of credited service of, present single-sum value of the accrued benefits for, and payments during the last fiscal year to each of the NEOs under the Baker Hughes Company Supplementary Pension Plan, the Baker Hughes U.K. Pension Plan, and the Baker Hughes Company Pension Plan.

Name	Plan Name	Number of Years Credited Service(1) (#)	Present Value of Accumulated Benefit(2) ($)	Payments During Last Fiscal Year ($)
Lorenzo Simonelli	Baker Hughes Supplementary Pension Plan	24	10,090,624	—
Brian Worrell	Baker Hughes Supplementary Pension Plan	27	6,980,328	—
Maria Claudia Borras	Baker Hughes Supplementary Pension Plan	4	494,942	—
Maria Claudia Borras	Baker Hughes Company Pension Plan	2	25,230	—
Roderick Christie	Baker Hughes UK Pension Plan	20	1,572,312	—
Neil Saunders	Baker Hughes UK Pension Plan	14	722,711	—
(1)For Messrs. Simonelli, Worrell, and Ms. Borras this reflects 24, 27 and 4 years of credited service, respectively, under the Baker Hughes Supplementary Pension Plan and is based on the terms of the plan, and, for Messrs. Christie and Saunders this reflects 20 and 14 years of service, respectively, under the Baker Hughes UK Pension Plan and the valuation assumptions described in “Note 10 - Employee Benefit Plans” of the Notes to Consolidated Financial Statements included in our Annual Report under Item 8 of the Form 10-K for the year ended December 31, 2021. The Baker Hughes Supplementary Pension Plan and the Baker Hughes UK Pension Plan are both currently frozen and no further years of service will be credited under the plan. Messrs. Simonelli, Worrell, Christie and Saunders and Ms. Borras have provided 1.5 years of service to Baker Hughes and the remaining 22.5, 25, 20, 14 and 2.3 years of credited service, respectively, under the Baker Hughes Supplementary Pension Plan, for Messrs. Simonelli and Worrell and Ms. Borras, and, under the Baker Hughes UK Pension Plan for Mr. Christie and Mr. Saunders, relate to years of service provided to GE prior to July 2017.
(2)    A foreign exchange rate of 1 GBP to 1.32 USD was used to calculate values for Messrs. Christie and Saunders as of December 31, 2021.
Nonqualified deferred compensation
The following table discloses contributions, earnings, and balances to each of the NEOs under the SRP that provide for compensation deferral on a non-tax-qualified basis.

Name	Program	Executive Contributions in Last FY(1) ($)	Registrant Contributions in Last FY(2) ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FY End ($)
Lorenzo Simonelli	SRP	—	227,856	118,250	—	1,153,705
Brian Worrell	SRP	—	106,415	73,596	—	641,404
Maria Claudia Borras	SRP	—	91,980	(324)	—	307,793
Roderick Christie (3)	N/A	—	—	—	—	—
Neil Saunders (3)	N/A	—	—	—	—	—
(1)Amounts shown in the “Executive Contributions in Last FY” column are also included in the “Salary” and “Non-Equity Incentive Plan Compensation” columns of the Summary Compensation Table.
(2)Amounts shown in the “Registrant Contributions in Last FY” column are also included in the “All Other Compensation” column of the Summary Compensation Table.
(3)Messrs. Christie and Saunders were not eligible to participate in the SRP in 2021.
Potential payments upon change in control or termination
Some of our compensation plans that apply on the same basis to other eligible employees provide change in control benefits only if an employee is terminated without cause or resigns for good reason (as defined in the applicable arrangements) within 24 months (or, in some cases, 12 months) following a change in control. Baker Hughes does not provide excise tax gross-ups on any payments associated with a change in control.

Payments upon involuntary termination of employment in connection with a change in control

Under the Baker Hughes Company Executive Officer Short-Term Incentive Compensation Plan, in the event of a change in control and involuntary termination, the participant will receive an amount equal to his or her annual target bonus for the year of termination multiplied by a fraction, the numerator of which equals the number of days that have elapsed since the beginning of the performance period through

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and including the date of termination, and the denominator of which equals the number of days in the performance period. Payment of such prorated award will be made within 60 days following termination of employment.

Under the Baker Hughes Company 2021 Long-Term Incentive Plan (the "2021 LTIP"), as well as under the Baker Hughes Company 2017 Long-Term Incentive Plan (the "2017 LTIP") under which no further awards are being made, there is no prescribed treatment for outstanding equity awards nor for the special cash-based Transformation Awards granted in 2021, though the Human Capital and Compensation Committee has discretion to take actions it deems necessary. The equity award agreements and Transformation Award agreements provide that, in the event of a change in control and involuntary termination during the 24-month period (or, in some cases, during the 12-month period) following a change in control, restrictions on all RSUs will immediately lapse, and any unvested options will become immediately vested and exercisable. On a termination within 24 months (or, in some cases, 12 months) following a change in control, the services restrictions on all PSUs and Transformation Awards will immediately lapse and the satisfaction of performance conditions will be fixed at target.

Under the Baker Hughes Company Executive Change in Control Plan, in the event of a change in control and involuntary termination during the two-year period following a change in control the selected executive officers will be entitled to the following:

•A cash severance benefit in an amount equal to the participant’s applicable multiple (ranging from 1.5 to 2.5); multiplied by the executive’s annualized base salary in effect immediately prior to (1) a change in control, (2) the first event or circumstance constituting “good reason” for the executive to terminate employment, or (3) the executive’s termination of employment, whichever is greatest (the “highest base salary”). The applicable multiples are 2.5 for Mr. Simonelli and 2.0 for Messrs. Worrell, Christie and Saunders and Ms. Borras.

•A cash severance benefit in an amount equal to the executive’s target percentage under the executive’s bonus for the year of his or her termination of employment year multiplied by his or her highest base salary, multiplied by the executive’s applicable multiple (ranging from 1.5 to 2.5). The applicable multiples are 2.5 for Mr. Simonelli and 2.0 for Messrs. Worrell, Christie and Saunders and Ms. Borras.

•A cash severance benefit in an amount equal to the executive’s target percentage under the executive’s bonus for the year of his or her termination of employment year multiplied by his or her highest base salary, prorated to the executive’s employment termination date. If the executive’s employment termination date occurs during the same calendar year in which a change in control occurs, this pro-rata bonus payment will be offset by any payments received by the executive under the Baker Hughes Executive Officer Short-Term Incentive Compensation Plan (or successor or additional annual incentive plan) in connection with the change in control.

•If the executive is a specified employee within the meaning of section 409A of the Internal Revenue Code, a cash severance benefit in an amount equal to interest that would be earned on the foregoing cash severance benefits for the period commencing on the date of the executive’s separation from service until the date of payment of such amounts, calculated using an interest rate equal to the Secured Overnight Financing Rate published by the Federal Reserve Bank of New York for the date of the executive’s separation from service plus two percentage points.

•For the applicable continuation period (ranging from 1.5 years to 2.5 years) following the executive’s termination of employment date, accident and health insurance coverage for the executive and his or her dependents substantially similar to the coverage in effect immediately prior to the termination of employment date and at no greater cost to the executive than applied to the executive immediately prior to the termination of employment date, reduced to the extent that benefits of the same type are received by the executive during the continuation period. The applicable continuation periods of time are 2.5 for Mr. Simonelli and 2.0 for Messrs. Worrell, Christie and Saunders and Ms. Borras.

•If the executive would have become entitled to benefits under the Company’s post-retirement health care program had his or her employment continued during the foregoing applicable continuation period, the executive will be entitled to coverage under such post-retirement health care program as in effect immediately prior to the employment termination date or, if more favorable to the executive as in effect immediately prior to the executive’s termination of employment date or the first occurrence of an event or circumstance constituting good reason for the executive to terminate employment, whichever is more favorable for the executive.

The cash severance payments under the Executive Change in Control Severance Plan will be made on the date that is six months following the date of the executive’s separation from service unless the executive is not a specified employee within the meaning of section 409A of the Internal Revenue Code, in which case the payments will be made within 30 days after the date of the executive’s separation from service.

If any portion of the payments or benefits provided to or for the benefit of the executive under the Executive Change in Control Severance Plan or which the executive otherwise receives or is entitled to receive from the Company or any successor would be subject to the excise tax imposed by section 4999 of the Internal Revenue Code, or any interest, penalties or additions to tax with respect to such excise tax (such excise tax, together with any interest, penalties or additions to tax with respect to such excise tax, is herein collectively referred to as

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the “excise tax”), then generally such total payments will be reduced so that no portion of such total payments will be subject to the excise tax.

Change in Control” under the compensation arrangements generally means:

•a merger or consolidation of the Company with any other entity, unless the voting securities of the Company continue to represent at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity or its parent; or

•the acquisition of at least 50% of the total voting power represented by the Company’s then-outstanding voting securities, other than any acquisition directly from the Company or by the Company (in some cases the 50% threshold is 30%, disregarding any acquisition directly or indirectly from General Electric Company); or

•a sale or disposition by the Company of all or substantially all of its assets, other than a sale or disposition to an entity at least 50% of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company; or

•a majority of members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election.

The applicable definition of change in control is set forth in the 2021 LTIP, award agreements under the 2021 LTIP, 2017 LTIP, award agreements under the 2017 LTIP, the Baker Hughes Company Executive Officer Short-Term Incentive Compensation Plan, and the Executive Change in Control Plan.

Payments upon involuntary termination of employment not in connection with a change in control

The Baker Hughes Company Executive Severance Plan provides that, on an involuntary termination of employment, executive officers receive severance pay equal to 12 months of base salary and outplacement. The Baker Hughes Company Executive Officer Short-Term Incentive Compensation Plan provides that an executive officer is eligible to receive an amount equal to the executive officer’s earned annual bonus, prorated based on the number of days that the executive officer participated in the short-term incentive plan during the calendar year. Employees are also generally provided 3 months of health insurance benefits. Messrs. Simonelli and Worrell are eligible for benefits under the Baker Hughes Company Executive Severance Plan plus (a) an additional six months of base salary and (b) 1.5 times the greater of the last annual bonus and the average of the last three year bonuses. Any amounts payable under the Executive Severance Plan are reduced by the amount of any severance payments payable to the executive officer under any other plan, program or individual contractual arrangement.

Pursuant to the equity award agreements and the Transformation Award agreements, awards that have been held for at least one year would receive the following treatment: a pro-rata portion of RSUs would immediately lapse, a pro-rata portion of unvested options would become immediately vested and exercisable, and a pro-rata portion of PSUs and Transformation Awards would be deemed to have satisfied the service condition and would remain eligible to vest subject to the attainment of the specified performance conditions.

If the executive officer's employment was involuntarily terminated by Baker Hughes without cause on December 31, 2021, the executive officer would have received the following:

•all outstanding RSUs that have been held for at least one year would have become vested on a pro-rata basis and become non-forfeitable;
•all outstanding stock options that have been held for at least one year would have become vested on a pro-rata basis and exercisable; and
•all outstanding PSUs and Transformation Awards that have been held for at least one year would have satisfied the service condition on a pro-rata basis and would remain eligible to vest subject to the attainment of performance conditions.

Payments in the event of a change in control without termination of employment

If a change in control were to have occurred on December 31, 2021, or any other date, and the executive officers did not incur a termination of employment, except as described below in the case of certain graded vesting RSUs granted under the Company’s 2017 LTIP, the executive officers would not have been entitled to any payments in connection with the change in control. However, PSUs and Transformation Awards would have been deemed to have satisfied their performance condition at target performance. For all PSUs and Transformation Awards, the awards would still be subject to their respective service conditions. In the case of graded vesting RSUs granted under the 2017 LTIP in 2020 and 2021 (1) there is 1/3 vesting on a single trigger (change in control only) basis if the participant remains employed through the earlier of the change in control or the regular vesting date (e.g., the first, second or third anniversary of the date of grant) and (2) there is full vesting of any remaining unvested RSUs upon the occurrence of an involuntary termination during 24 months (or,

47

Executive Compensation
in some cases, 12 months) following a change in control. If a change in control were to have occurred on December 31, 2021, under each of the graded vesting RSUs granted under the 2017 LTIP in January of 2020 and 2021, there would have been less than one month of accelerated vesting with respect to 1/3 of the RSUs granted under the awards. All equity awards granted after May of 2021 are subject to double-trigger vesting.

Payments in the event of a change in control and termination of employment by the executive officer for good reason or by the company or its successor without cause

In addition to the benefits described above under “Payments Upon Involuntary Termination of Employment Not In Connection With a Change in Control,” if an executive officer is terminated without cause or for good reason within 24 months (12 months in some cases) following a change in control, pursuant to the equity award agreements and the Transformation Award agreements, restrictions on all RSUs would have immediately lapsed, any unvested options would have immediately vested and become exercisable, the service restrictions on all PSUs and Transformation Awards would have immediately lapsed and the satisfaction the performance conditions would have been fixed at target.

Termination of employment for any reason

If an executive officer had terminated employment with us on December 31, 2021 for any reason, including resignation or involuntary termination of employment for cause, the executive officer would have been entitled to receive those vested benefits to which the executive officer is entitled under the terms of the employee benefit plans in which the executive officer is a participant as of the executive officer’s date of termination of employment.

Payments upon disability

If the executive officer had terminated employment with us on December 31, 2021 due to disability, the executive officer would have received the following:

•all outstanding RSUs that have been held for at least one year would have become fully vested and non-forfeitable;
•all outstanding stock options that have been held for at least one year would have become fully vested and exercisable;
•all outstanding PSUs and Transformation Awards that have been held for at least one year would have satisfied the service condition and would remain eligible to vest subject to the performance condition; and
•an amount equal to the executive officer’s annual target bonus under the short-term incentive plan.

Payments upon death

If an executive officer had terminated employment with us on December 31, 2021 due to death, the executive officer would have received the following:

•all outstanding RSUs would have become fully vested and non-forfeitable;
•all outstanding stock options would have become fully vested and exercisable;
•all outstanding PSUs and Transformation Awards would have satisfied the service condition and would remain subject to the performance condition; and
•an amount equal to the executive officer’s annual target bonus under the short-term incentive plan.

Payments upon retirement

If an executive officer had met retirement eligibility of 60 years old with 5 years of service on December 31, 2021, the executive officer would have received the following benefits:

•all outstanding RSUs that have been held for at least one year would have become fully vested and non-forfeitable;
•all outstanding stock options that have been held for at least one year would have become fully vested and exercisable; and
•all outstanding PSUs and Transformation Awards that have been held for at least one year would have satisfied the service condition and would remain subject to the performance condition.

It is currently anticipated that Mr. Christie will become retirement eligible in April 2022 and thus is expected to receive the benefits described above upon such date.

48	2022 Proxy Statement

Executive Compensation
Potential payments upon termination or a change in control
The table below assumes for each of our current NEOs a termination date or change-in-control date of December 31, 2021, the last day of the fiscal year. The value of equity compensation awards (accelerated vesting of stock options and restricted stock awards/units) is based on the closing price of our Common Stock of $24.06 on Nasdaq on December 31, 2021, the last trading day of 2021.

	Lorenzo Simonelli ($)	Brian Worrell ($)	Maria Claudia Borras ($)	Roderick Christie ($)	Neil Saunders ($)
Payments in the Event of a Change in Control and Termination of Employment With Good Reason or by the Company Without Cause
Accelerated Vesting of Stock Option Awards (1)	127,159	49,451	35,322	28,257	28,257
Accelerated Vesting of RSUs / PSUs/ Transformation Awards (2)	25,072,115	8,987,328	6,848,081	5,778,421	5,104,784
Dividend Equivalents (3)	823,084	279,373	199,552	159,641	159,641
Severance Payment	9,531,250	4,500,000	3,280,000	3,000,000	2,203,633
Short-Term Incentive Plan Bonus	2,287,500	1,250,000	820,000	750,000	550,908
Continuation of Health and Life Insurance Benefits	30,223	71,184	46,270	10,488	21,053
Outplacement Services	35,000	35,000	35,000	35,000	35,000
Interest Paid for Section 409A Six-Month Delay	120,920	59,101	42,237	38,615	28,479
Best of Net Tax Adjustment(4)	(4,888,941)	(284,019)	(1,424,140)	(1,471,849)	—
TOTAL	33,138,310	14,947,417	9,882,323	8,328,573	8,131,755
Payments upon a Change in Control Without Termination of Employment
Accelerated Vesting of RSUs / PSUs / Transformation Awards (5)	2,971,723	1,300,130	928,644	742,925	742,925
Dividend Equivalents (3)	131,257	57,425	41,017	32,814	32,814
TOTAL	3,102,980	1,357,555	969,661	775,739	775,739
Payments upon Disability
Accelerated Vesting of Stock Option Awards (6)	127,159	49,451	35,322	28,257	28,257
Accelerated Vesting of RSUs / PSUs / Transformation Awards (7)	10,392,525	3,399,486	2,428,207	1,942,532	2,768,895
Dividend Equivalents (3)	473,570	157,044	112,175	89,739	89,739
Short-Term Incentive Plan Bonus	2,287,500	1,250,000	820,000	750,000	550,908
Interest Paid for Section 409A Six-Month Delay	—	—	—	—	—
TOTAL	13,280,754	4,855,980	3,395,704	2,810,528	3,437,799
Payments upon Death
Accelerated Vesting of Stock Option Awards (1)	127,159	49,451	35,322	28,257	28,257
Accelerated Vesting of RSUs / PSUs / Transformation Awards (8)	25,072,115	8,987,328	6,848,081	5,778,421	5,104,784
Dividend Equivalents	823,084	279,373	199,552	159,641	159,641
Short-Term Incentive Plan Bonus	2,287,500	1,250,000	820,000	750,000	550,908
TOTAL	28,309,858	10,566,152	7,902,956	6,716,319	5,843,590
Payments upon Retirement (9)
Accelerated Vesting of Stock Option Awards (6)	—	—	—	—	—
Accelerated Vesting of RSUs / PSUs / Transformation Awards (7)	—	—	—	—	—
Short-Term Incentive Plan Bonus	—	—	—	—	—
TOTAL	—	—	—	—	—

49

Executive Compensation

	Lorenzo Simonelli ($)	Brian Worrell ($)	Maria Claudia Borras ($)	Roderick Christie ($)	Neil Saunders ($)
Payments upon Involuntary Termination of Employment Not in Connection with a Change of Control
Accelerated Vesting of Stock Option Awards (10)	116,563	45,330	32,379	25,902	25,902
Accelerated Vesting of RSUs / PSUs / Transformation Awards (11)	6,379,167	2,033,254	1,452,333	1,161,845	1,988,207
Dividend Equivalents	294,938	94,574	67,554	54,042	54,042
Severance Payment	5,057,500	2,616,000	820,000	750,000	550,908
Short-Term Incentive Plan Bonus	2,287,500	1,250,000	820,000	750,000	550,908
Continuation of Health and Life Insurance Benefits	3,022	8,898	5,784	1,311	2,632
Outplacement Services	35,000	35,000	35,000	35,000	35,000
Interest Paid for Section 409A Six-Month Delay	—	—	—	—	—
TOTAL	14,173,689	6,083,057	3,233,050	2,778,101	3,207,600
(1)All outstanding stock options would have become fully vested and exercisable.
(2)All service-based restrictions on RSUs, PSUs, and Transformation Awards would have immediately lapsed. Attainment of the performance conditions would be fixed at target for PSUs and Transformation Awards.
(3)Values include the quarterly dividend equivalents that would have been due upon the vesting of the RSUs and portions of the PSUs.
(4)Reflects the aggregate impact of the best-of-net tax adjustment for Section 4999 as prescribed under the Executive Change in Control Plan.
(5)While awards granted under the LTIP would generally not vest upon a change in control without termination, the attainment of performance condition for PSUs and Transformation Awards would have been measured at target at the time of the change in control as described above. In both cases, the awards would still be subject to their respective service conditions. In the case of certain graded vesting RSUs granted under the 2017 LTIP in 2020 and 2021 (1) there is 1/3 vesting on a single trigger (change in control only) basis if the participant remains employed through the earlier of the change in control or the regular vesting date (e.g., the first, second or third anniversary of the date of grant) and (2) there is full vesting of any remaining unvested RSUs upon the occurrence of an involuntary termination during 24 months (or, in some cases, 12 months) following a change in control. If a change in control were to have occurred on December 31, 2021, under the graded vesting RSUs granted under the 2017 LTIP in January of 2020 there would have been less than one month of accelerated vesting with respect to the number of RSUs that would have vested on the second anniversary of the date of grant (January of 2022). If a change in control were to have occurred on December 31, 2021, under the graded vesting RSUs granted under the 2017 LTIP in January of 2021, there would have been less than one month of accelerated vesting with respect to the number of RSUs that would have vested on the first anniversary of the date of grant (January of 2022).There would be no accelerated vesting of cliff-based vesting RSUs upon a change in control without termination. All equity awards granted after May of 2021 are subject to double-trigger vesting.
(6)All outstanding stock options that have been held for at least one year would have become fully vested and exercisable.
(7)Assuming the outstanding awards have been held for at least one year, RSUs would have fully vested and become non-forfeitable and PSUs and Transformation Awards would have satisfied their respective service conditions and would continue to vest subject to their respective performance conditions.
(8)All outstanding RSUs would have become fully vested and non-forfeitable. All outstanding PSUs and Transformation Awards would have satisfied their respective service conditions and would continue to vest subject to their respective performance conditions.
(9)None of our NEOs met the retirement criteria.
(10)Outstanding stock options that have been held for at least one year would have become vested on a pro-rata basis and exercisable.
(11)Assuming the outstanding awards have been held for at least one year, RSUs would have vested on a pro-rata basis and become non-forfeitable and PSUs and Transformation Awards would have satisfied their respective service conditions on a pro-rata basis and would continue to vest subject to their respective performance conditions.

50	2022 Proxy Statement

Executive Compensation
CEO pay ratio disclosure
Provisions of the Dodd-Frank Act and regulations that were amended pursuant thereto (the “Pay Ratio Rule”) require U.S. public companies to disclose the ratio of their CEO’s compensation to that of their median employee. The Pay Ratio Rule permits a company to identify the “median employee” once every three years, so long as there have been no changes in the company’s employee population or employee compensation arrangements that would result in a significant change to the company’s pay ratio disclosure. We did not experience a significant change in employee population nor in executive or employee compensation arrangements during fiscal year 2021. The median employee identified for the fiscal year 2020 pay ratio calculation had similar and consistent compensation during fiscal year 2021; therefore, the same median employee used for the fiscal year 2020 pay ratio calculation was used for the fiscal year 2021 pay ratio calculation, as permitted by the Pay Ratio Rule.

We have estimated the median of the 2021 annual total compensation of our employees, excluding our CEO, to be $69,701. The 2021 annualized total compensation of our Chairman, CEO, and President, Lorenzo Simonelli, was $15,646,452. The ratio of the annualized total compensation of Mr. Simonelli to the estimated median of the annual total compensation of our employees was 224 to 1. We believe this pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules.
Human Capital and Compensation Committee interlocks and insider participation
As of December 31, 2021, the Human Capital and Compensation Committee consisted of Messrs. Brenneman (Chair) and Cazalot and Mmes. Carroll and Connors. During 2021, none of the members of the Human Capital and Compensation Committee served as an officer or employee of the Company, and none of the Company’s executive officers served as a member of a compensation committee or board of directors of any other entity which has an executive officer serving as a member of the Company’s Board of Directors.

51

Proposal 2 Advisory vote on executive compensation
The Board of Directors recommend that you vote FOR the compensation programs of the NEOs on an advisory basis

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our shareholders to approve, on an advisory basis, the compensation of our NEOs as disclosed in this Proxy Statement in accordance with the SEC’s rules. The proposal, commonly known as a “Say on Pay” proposal, gives our shareholders the opportunity to express their views on the Company’s executive compensation. Because this is an advisory vote, this proposal is not binding upon the Company.
In the 2021 proxy advisory vote, 88.4% of the voted shares supported the compensation of our named executive officers.

The Human Capital and Compensation Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by shareholders in their vote on this proposal.
We believe that our compensation policies and decisions are focused on pay-for-performance principles, as well as being strongly aligned with the long-term interests of our shareholders and being competitive in the marketplace. As discussed previously in the CD&A, the Company’s principal compensation policies, which enable the Company to attract and retain strong and experienced executive officers, include:
•providing a significant percentage of total compensation that is variable because it is at-risk, and based on predetermined performance criteria;
•requiring significant stock holdings to align the interests of executive officers with those of shareholders;
•designing competitive total compensation and rewards programs to enhance our ability to attract and retain knowledgeable and experienced executive officers; and
•setting compensation and incentive levels that reflect competitive market practices.
We are asking our shareholders to indicate their support for our NEO compensation program as described in this Proxy Statement. This is an advisory vote to approve NEO compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies, and practices described in this Proxy Statement. Accordingly, we ask our shareholders to vote FOR the following resolution at the Annual Meeting:
“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion & Analysis, compensation tables and narrative disclosures.”
The Board has adopted a policy to provide for annual say on pay votes.

52	2022 Proxy Statement

Audit committee report
As of December 31, 2021, the Audit Committee was comprised of five members, each of whom was independent, as defined by the standards of Nasdaq, the rules of the SEC, and under the Company’s Governance Principles. The Audit Committee assists the Board of Directors in overseeing matters relating to the accounting and reporting practices of the Company, the adequacy of the Company’s disclosure controls and internal controls, the quality and integrity of the quarterly and annual financial statements of the Company, the performance of the Company’s internal audit function, and the review and pre-approval of the current year audit and non-audit services. In addition, the Audit Committee oversees the Company’s compliance programs relating to legal and regulatory requirements. The Audit Committee also is responsible for the selection and hiring of the Company’s independent registered public accounting firm. To promote independence of the audit, the Audit Committee consults separately and jointly with the Company’s independent registered public accounting firm, the internal auditors, and management.
During the year ended December 31, 2021, the Audit Committee held thirteen meetings and otherwise met and communicated with management and with KPMG LLP, the Company’s Independent Registered Public Accounting Firm for 2021. KPMG LLP discussed with the Audit Committee various matters under applicable auditing standards, including information regarding the scope and results of the audit and other matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301, “Communications with Audit Committees.” The Audit Committee also discussed with KPMG LLP its independence from the Company and received the written disclosures and the letter from KPMG LLP concerning independence as required by the PCAOB Ethics and Independence Rule 3526 “Communication with Audit Committees Concerning Independence.” The Audit Committee also reviewed the provision of services by KPMG LLP not related to the audit of the Company’s financial statements and not related to the review of the Company’s interim financial statements as it pertains to the independence of KPMG LLP. KPMG LLP also periodically reported the progress of its audit of the effectiveness of the Company’s internal control over financial reporting.
The Audit Committee reviewed and discussed with management the Company’s financial results prior to the release of earnings. In addition, the Audit Committee reviewed and discussed with management, the Company’s internal auditors and KPMG LLP, the interim financial information included in the March 31, 2021, June 30, 2021, and September 30, 2021 Form 10-Qs prior to their being filed with the SEC. The Audit Committee also reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2021 with management, the Company’s internal auditors, and KPMG LLP. KPMG LLP informed the Audit Committee that the Company’s audited financial statements for the year ended December 31, 2021 are presented fairly, in all material respects, in conformity with accounting principles generally accepted in the United States of America. KPMG LLP also informed the Audit Committee that the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2021, based on criteria established in Internal Control - Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission. The Audit Committee also monitored and reviewed the Company’s procedures and policies relating to the requirements of Section 404 of SOX and related regulations.
Based on the review and discussions referred above, and such other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Board of Directors, and the Board approved, that the financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.
Gregory L. Ebel, Chair
W. Geoffrey Beattie
Cynthia B. Carroll
Nelda J. Connors
Michael R. Dumais
Lynn L. Elsenhans

53

Fees paid to KPMG LLP
The Audit Committee appointed KPMG LLP as the Company’s independent registered public accountant to audit the financial statements of the Company and its consolidated subsidiaries for the fiscal years ending on December 31, 2021 and December 31, 2020.
KPMG LLP billed or will bill the Company or its subsidiaries for the aggregate fees set forth in the table below for services provided during fiscal years 2021 and 2020. These amounts include fees paid or to be paid by the Company for (i) professional services rendered for the audit of the Company’s annual financial statements, review of quarterly financial statements and audit services related to the effectiveness of the Company’s internal control over financial reporting, and (ii) assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements, and (iii) professional services rendered for tax compliance, tax advice, and tax planning.
The table below shows the aggregate fees paid or to be paid to KPMG LLP for professional services related to fiscal years 2021 and 2020:

KPMG LLP (in millions)	2021	2020
Audit fees	$28.3	$28.4
Audit-related fees	0.5	0.3
Tax fees	—	—
All other	—	—
Total	$28.8	$28.7
Audit fees include fees related to the audit of the Company’s annual financial statements, including fees related to the statutory audit requirements of most of our subsidiaries in foreign countries, review of quarterly financial statements and audit services related to the effectiveness of the Company’s internal control over financial reporting.
Audit-related fees are primarily for audit services not directly related to the Company’s annual financial statements, for example audits related to possible divestitures or reorganization activities, assistance in connection with various registration statements, and debt offerings, proxy statements and similar matters.
Tax fees are primarily for the preparation of income, payroll, value added and various other miscellaneous tax returns in certain countries where the Company operates. The Company also incurs local country tax advisory services in these countries. Examples of these kinds of services are assistance with audits by the local country tax authorities, acquisition and disposition advice, consultation regarding changes in legislation or rulings and advice on the tax effect of other structuring and operational matters.
Pre-approval policies and procedures
The Audit Committee has the sole authority and responsibility to select, evaluate, compensate, and oversee the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services for the Company (including resolution of disagreements between management and the auditor regarding financial reporting). The independent auditor and each such registered public accounting firm reports directly to the Committee. The Audit Committee also has the sole authority to approve all audit engagement fees and terms and the Committee, or the chair of the Committee, must pre-approve any audit and non-audit service provided to the Company by the Company’s independent auditor. All of the services and related fees described above under “audit fees,” “audit-related fees,” "tax fees" and "all other" were approved pursuant to Section 202 of the Sarbanes-Oxley Act and by the Audit Committee.

54	2022 Proxy Statement

Proposal 3 Ratification of the Company’s independent registered public accounting firm
The Board of Directors recommend that you vote FOR the ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for 2022.
The Audit Committee has selected the firm of KPMG LLP as our independent registered public accounting firm to audit the Company’s books and accounts for the year ending December 31, 2022. KPMG LLP served as our Independent Registered Public Accounting Firm for fiscal year 2021. While the Audit Committee is responsible for the appointment, compensation, retention, termination, and oversight of the independent registered public accounting firm, we are requesting, as a matter of good corporate governance, that the shareholders ratify the appointment of KPMG LLP as our principal Independent Registered Public Accounting Firm. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether to retain KPMG LLP and may retain that firm or another without re-submitting the matter to our shareholders. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change would be in the Company’s best interests and in the best interests of our shareholders.
KPMG LLP’s representatives will be present at the Annual Meeting and will have an opportunity to make a statement, if they so desire, as well as to respond to appropriate questions asked by our shareholders.

55

General information
This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Baker Hughes Company, a Delaware corporation, to be voted at the Annual Meeting scheduled to be held on May 17, 2022 and at any and all reconvened meetings after adjournments thereof. It is possible that an adjournment or postponement may be necessary due to a national emergency that makes us unable to hold the meeting on the date as planned.
Information about the Notice of Internet availability of proxy materials
In accordance with rules and regulations of the SEC, we furnish to our shareholders proxy materials, including our 2021 Annual Report on Form 10-K of the Company (the “Annual Report”) to shareholders, on the Internet. On or about April 7, 2022, we will send electronically an Annual Meeting package personalized with profile and voting information (“Electronic Delivery”) to those shareholders that have previously signed up to receive their proxy materials via the Internet. On or about April 7, 2022, we will begin mailing a Notice of Internet Availability of proxy materials (the “E-Proxy Notice”) to those shareholders that previously have not signed up to receive their proxy materials on the Internet. If you received the E-Proxy Notice by mail, you will not automatically receive a printed copy of the proxy materials or the Annual Report. If you received the E-Proxy Notice by mail and would like to receive a printed copy of our proxy materials or Annual Report, you should follow the instructions for requesting such materials included in the E-Proxy Notice.
Shareholders may sign up to receive future proxy materials and other shareholder communications electronically instead of by mail. In order to receive the communications electronically, you must have an e-mail account, access to the Internet through an Internet service provider, and a web browser that supports secure connections. Visit www.proxypush.com/bakerhughes for additional information regarding electronic delivery enrollment.
Important notice regarding the availability of proxy materials for the shareholder meeting to be held on May 17, 2022
This Proxy Statement and the Annual Report are available for Registered Holders at www.proxydocs.com/bakerhughes and the means to vote by Internet is available at www.proxypush.com/bakerhughes. Beneficial Holders should follow the instructions provided by their broker, bank, or other nominee to vote by Internet and access this Proxy Statement and Annual Report.
Shareholder of record; shares registered in your name
If on March 21, 2022 (the “record date”), your shares were registered directly in your name with our transfer agent, Computershare Shareowner Services LLC, you are considered a shareholder of record or (“Registered Holder”) with respect to those shares, and we sent the proxy materials directly to you. You may vote by proxy over the Internet, telephone, mail, or live during the live webcast of the Annual Meeting. Please refer to the specific voting instructions set forth in the proxy materials. The giving of a proxy will not affect your right to vote during the virtual audio meeting and will revoke your previous proxy.
Beneficial owner; shares registered in the name of the broker, bank, or other agent
If on March 21, 2022, your shares were held in “street name” in an account at a brokerage firm, bank, or other nominee holder, then you are considered the beneficial owner or (“Beneficial Holder”) of the shares, and the proxy materials were forwarded to you by that organization. The organization holding your account is considered the Registered Holder for purposes of voting at the Annual Meeting. As the Beneficial Holder, you have the right to direct the organization on how to vote the shares held in your account. You may direct the vote of these shares by following the instructions on the voting form enclosed with the proxy materials from the bank or brokerage firm. Directing the voting of your shares will not affect your right to vote during the live webcast of the Annual Meeting; however, you must first request a legal proxy from your bank or brokerage firm. Requesting a legal proxy will automatically cancel any voting directions you have previously given with respect to your shares.

56	2022 Proxy Statement

General Information
Voting
Shares for which proxies have been executed will be voted as specified in the proxies. If no specification is made, the shares will be voted FOR the election of nominees listed herein as directors, FOR the advisory vote related to the Company’s executive compensation program, and FOR the ratification of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2022. If any additional matter should be presented properly at the Annual Meeting, it is intended that the enclosed proxy will be voted in accordance with the discretion of the persons named in the proxy.
Proxies may be revoked at any time prior to the exercise thereof by filing with the Company’s Corporate Secretary, at the Company’s executive offices, a written revocation, or a duly executed proxy bearing a later date. The executive offices of the Company are located at 17021 Aldine Westfield Road, Houston, Texas 77073. For a period of at least ten days prior to the Annual Meeting, a complete list of shareholders entitled to vote at the Annual Meeting will be available for inspection during ordinary business hours at the Company’s executive offices by shareholders of record for proper purposes and will also be available electronically on the virtual meeting website for those attending the meeting.
Confidential Voting
The Company maintains votes confidentiality. Proxies and ballots of shareholders are kept confidential from the Company’s management and Board unless disclosure is required by law and in certain other limited circumstances. This practice further provides that employees may confidentially vote their Company shares and requires the appointment of an independent tabulator and Inspector of Election for the 2022 Meeting.
Solicitation of proxies
The Company will bear the cost of any solicitation of proxies, whether by Internet or mail. In addition to solicitation, certain of the directors, officers, and regular employees of the Company may, without extra compensation, solicit proxies in person, by telephone, or by electronic communication. The Company has retained D.F. King & Co., Inc. to assist in the solicitation of proxies from shareholders of the Company for an anticipated fee of $8,500, plus out-of-pocket expenses.
Attendance
The Annual Meeting will be a completely virtual meeting. There will be no physical meeting location. The meeting will be conducted via live webcast. Only shareholders of record or beneficial owners of the Company’s Class A Common Stock and Class B Common Stock may attend the virtual Annual Meeting. In order to attend, you must register in advance at www.proxydocs.com/bakerhughes prior to the deadline of May 11, 2022 at 5:00 p.m. Eastern Daylight Time. Upon completing your registration, you will receive further instructions via e-mail including your unique link that will allow you access to the meeting as well as instructions on how to submit questions.
Householding
We will only deliver one Proxy Statement to multiple shareholders sharing an address unless we have received contrary instructions from one or more of the shareholders. We will promptly deliver a separate copy of this Proxy Statement to a shareholder at a shared address to which a single copy of the document was delivered upon oral or written request to: Baker Hughes Company, Attn: Corporate Secretary, 17021 Aldine Westfield Road, Houston, Texas 77073, +1 713-439-8600. Shareholders may also address future requests for separate delivery of the Proxy Statement, or for delivery of a single copy where they are currently receiving multiple copies, by contacting us at the address or phone number listed above.

57

Annual report
The Annual Report, which includes audited financial statements for the fiscal year ended December 31, 2021, accompanies this Proxy Statement only if you have requested that a copy of this Proxy Statement be mailed to you. The Annual Report is also available electronically by following the instructions in the E-Proxy Notice, as described in the “Proxy Statement-Information About the Notice of Internet Availability of Proxy Materials” section of this Proxy Statement. However, the Annual Report is not part of the proxy soliciting information. In addition, a copy of our Annual Report is available in print at no cost to any shareholder that requests it by writing to us at Corporate Secretary, c/o Baker Hughes Company, 17021 Aldine Westfield Road, Houston, Texas 77073.

Incorporation by reference
To the extent that this Proxy Statement is incorporated by reference into any other filing by the Company or BHH LLC under the Securities Act of 1933, as amended, or the Exchange Act, the sections of this Proxy Statement entitled “Human Capital and Compensation Committee Report” and “Audit Committee Report” (to the extent permitted by the rules of the SEC) will not be deemed incorporated unless specifically provided otherwise in such filing. Information contained on or connected to our website is not incorporated by reference into this Proxy Statement and should not be considered part of this Proxy Statement or any other filing that we make with the SEC.
The section titled "Executive Officers of Baker Hughes Company" of our Annual Report on Form 10-K filed on February 11, 2022 is incorporated by reference to this Proxy Statement.

Shareholder proposals
Under SEC regulations, shareholder proposals intended to be included in the proxy materials for the 2023 Annual Meeting must be received no less than 120 calendar days before the anniversary date of the proxy statement for the prior year's Annual Meeting was made available to shareholders (i.e., December 2, 2022) to be considered for inclusion in the proxy statement and form of proxy relating to that meeting. Under the Company's Bylaws, shareholder proposals intended to be presented at the 2023 Annual Meeting must be received by the Company no earlier than 120 days and no later than 90 days before the anniversary of the prior year's Annual Meeting (i.e., after January 17, 2023 and no later than February 16, 2023) to be properly brought before the 2023 Annual Meeting, although the Company is not required to include such proposal in its proxy statement. Such proposals should be mailed to the Company’s Corporate Secretary, c/o Baker Hughes Company, 17021 Aldine Westfield Road, Houston, Texas 77073.

Nominations of directors by shareholders must be received by the Chairperson of the Governance & Corporate Responsibility Committee of the Company’s Board of Directors, 17021 Aldine Westfield Road, Houston, Texas 77073 or the Corporate Secretary, c/o Baker Hughes Company, 17021 Aldine Westfield Road, Houston, Texas 77073 no earlier than 120 days and no later than 90 days before the anniversary of the prior year's Annual Meeting (i.e., after January 17, 2023 and no later than February 16, 2023) to be properly nominated before the 2023 Annual Meeting, although the Company is not required to include such nominees in its proxy statement.

Other matters
The Board of Directors knows of no other matter to be presented at the Annual Meeting. If any additional matter should be presented properly, it is intended that the enclosed proxy will be voted in accordance with the discretion of the persons named in the proxy.

58	2022 Proxy Statement

Voting securities
The securities of the Company entitled to vote at the Annual Meeting consist of shares of its Class A Common Stock and Class B Common Stock, of which 967,293,247 shares and 58,737,430 shares, respectively, were issued and outstanding at the close of business on March 21, 2022. Only shareholders that hold shares at the close of business on the record date will be entitled to vote at the meeting. Each share of Common Stock, voting as a single class, entitles the holder thereof to one vote on each matter to be considered at the meeting. In addition, the Stockholders Agreement, provides that GE must cause its shares of Common Stock to be present for quorum purposes at any shareholder meeting and vote in favor of all director nominees.
The presence in person or by proxy of the holders of a majority of our Common Stock issued and outstanding and entitled to vote at the Annual Meeting will constitute a quorum to transact business at the Annual Meeting. Assuming a quorum is present, (i) the affirmative vote of a plurality of votes cast by the holders of shares present or represented at the Annual Meeting and entitled to vote on the matter is required for the election of directors, (ii) the vote of the holders of shares of stock having a majority in voting power of the votes cast by the holders of all of the shares of stock present or represented by proxy at the meeting and voting affirmatively or negatively on such matter is required for the approval of the advisory vote related to the Company's executive compensation program and the approval of the ratification of KPMG LLP as the Company's independent registered public accounting firm for fiscal year 2022. For the election of directors, you may vote either For or Withhold against a director. A "withhold" vote has no effect for the election of directors. In addition, abstentions have no effect on any of the other proposals.
Brokers, banks, or other nominees that hold shares of Common Stock in "street name" for a beneficial owner of those shares typically have the authority to vote in their discretion if permitted by the stock exchange or other organization of which they are members. Brokers, banks, and other nominees are permitted to vote the beneficial owner’s proxy in their own discretion as to certain “routine” proposals under the NYSE rules when they have not received instructions from the beneficial owners, such as Proposal 3 (the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year 2022). If a broker, bank, or other nominee votes such “uninstructed” shares for or against a "routine" proposal, those shares will be counted towards determining whether or not a quorum is present and are considered entitled to vote on the "routine" proposals. However, where a proposal is not “routine,” a broker, bank, or other nominee is not permitted to exercise its voting discretion on that proposal without specific instructions from the beneficial owner. These non-voted shares are referred to as "broker non-votes" when the nominee has voted on other non-routine matters with authorization or voted on routine matters. These shares will be counted towards determining whether or not a quorum is present, but will not be considered entitled to vote on the "non-routine" proposals such as Proposal 1 (the election of directors) and Proposal 2 (the advisory vote related to the Company’s executive compensation program).

Forward-Looking Statements
This Proxy Statement may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, (each a “forward-looking statement”). The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “project,” “foresee,” “forecasts,” “predict,” “outlook,” “aim,” “will,”
“could,” “should,” “potential,” “would,” “may,” “probable,” “likely,” and similar expressions, and the negative thereof, are intended to identify forward-looking statements. There are many risks and uncertainties that could cause actual results to differ materially from our forward-looking statements. These forward-looking statements are also affected by the risk factors described in the Company’s annual report on Form 10-K for the period ended December 31, 2021 and those set forth from time to time in other filings with the Securities and Exchange Commission (“SEC”). The documents are available through the Company’s website at: www.investors.bakerhughes.com or through the SEC’s Electronic Data Gathering and Analysis Retrieval (“EDGAR”) system at: www.sec.gov. We undertake no obligation to publicly update or revise any forward-looking statement.

59

Annex A
Reconciliation of GAAP to non-GAAP financial measures*
The Company presents its financial results in accordance with U.S. GAAP. However, management believes that additional non-GAAP measures are widely accepted financial indicators used by investors and analysts to analyze and compare companies on the basis of operating performance and liquidity, and that these measures may be used by investors to make informed investment decisions. The following tables reconcile our GAAP financial information with non-GAAP financial information used in this Proxy Statement.
The reconciliation of net loss attributable to Baker Hughes Company (GAAP) to earnings before interest, taxes, depreciation, and amortization ("EBITDA") (non-GAAP) and adjusted EBITDA (non-GAAP) for the year ended December 31, 2021 is as follows:

(in millions)	Year ended December 31, 2021
Net loss attributable to Baker Hughes Company (GAAP)	$(219)
Net loss attributable to noncontrolling interests	(111)
Provision for income taxes	758
Interest expense, net	299
Other non-operating loss, net	583
Depreciation & amortization	1,105
EBITDA (non-GAAP)	2,415
Adjustments to EBITDA (non-GAAP):
Separation related	60
Restructuring, impairment & other	209
Adjusted EBITDA (non-GAAP)	$2,681
The reconciliations of cash flow from operating activities (GAAP) to free cash flow (non-GAAP) for the years ended December 31, 2021 and 2020 are as follows:

(in millions)	Year ended December 31, 2021	Year ended December 31, 2020
Cash flow from operating activities (GAAP)	$2,374	$1,304
Less: Cash used for capital expenditures, net of proceeds from disposal of assets	(541)	(787)
Free cash flow (non-GAAP)	$1,832	$518
* Certain columns may not sum up due to the use of rounded numbers.

A-1

Baker Hughes

P.O. BOX 8016, CARY, NC 27512-9903

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:

	INTERNET Go To: **www.proxypush.com/bakerhughes** • Cast your vote online • **Have your Proxy Card ready** • Follow the simple instructions to record your vote
	PHONE Call **1-855-658-0965** • Use any touch-tone telephone • **Have your Proxy Card ready** • Follow the simple recorded instructions
	MAIL • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided

Baker Hughes Company

Annual Meeting of Shareholders

For shareholders of record as of March 21, 2022

TIME: Tuesday, May 17, 2022 9:00 AM, Central Daylight Time

PLACE: To be held virtually - register by May 11, 2022 at 5:00 PM, Eastern Daylight Time at www.proxydocs.com/bakerhughes

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Lorenzo Simonelli, Regina Jones and Lee Whitley, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of the Class A Common Stock and Class B Common Stock of Baker Hughes Company which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the named proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Baker Hughes Company

Annual Meeting of Shareholders

Please make your marks like this: X

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3

	PROPOSAL	YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS
1.	Election of Directors				
		FOR		WITHHOLD	
	1.01 W. Geoffrey Beattie	☐		☐	FOR
	1.02 Gregory D. Brenneman	☐		☐	FOR
	1.03 Cynthia B. Carroll	☐		☐	FOR
	1.04 Nelda J. Connors	☐		☐	FOR
	1.05 Michael R. Dumais	☐		☐	FOR
	1.06 Gregory L. Ebel	☐		☐	FOR
	1.07 Lynn L. Elsenhans	☐		☐	FOR
	1.08 John G. Rice	☐		☐	FOR
	1.09 Lorenzo Simonelli	☐		☐	FOR
		FOR	AGAINST	ABSTAIN	
2.	An advisory vote related to the Company's executive compensation program	☐	☐	☐	FOR
3.	The ratification of KPMG LLP as the Company's independent registered public accounting firm for fiscal year 2022	☐	☐	☐	FOR

You must register to attend the meeting online and/or participate at www.proxydocs.com/bakerhughes

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date